UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant

Filed by a Party other than the Registrant

Check the appropriate box:

Preliminary Proxy Statement

Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

Definitive Proxy Statement

Definitive Additional Materials

Soliciting Material Pursuant to Rule 14a-12

REVLON, INC.

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

No fee required.

Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

Fee paid previously with preliminary materials.

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

REVLON, INC.
237 PARK AVENUE
NEW YORK, NEW YORK 10017

April 28, 2006

Dear Stockholder:

You are cordially invited to attend the 2006 Annual Meeting of Stockholders of Revlon, Inc., which will be held at 10:00 a.m., New York City time, on Friday, June 2, 2006, at Revlon, Inc., The Showroom, 21st Floor, 237 Park Avenue, New York, New York 10017. The matters to be acted upon at the meeting are described in the attached Notice of Annual Meeting of Stockholders and Proxy Statement. Please also see the attached Notice of Annual Meeting of Stockholders and Proxy Statement for important information that you will need in order to pre-register for the meeting by phone and for admission, if you plan to attend the 2006 Annual Meeting in person.

While stockholders may exercise their right to vote their shares in person, we recognize that many stockholders may not be able to attend the Annual Meeting. Accordingly, we have enclosed a proxy that will enable you to vote your shares on the matters to be considered at the Annual Meeting even if you are unable or choose not to attend. If you desire to vote in accordance with management's recommendations, you need only sign, date and return the proxy in the enclosed postage-paid envelope to record your vote. Otherwise, please mark the proxy to indicate your vote; date and sign the proxy; and return it in the enclosed postage-paid envelope. In either case, you should return the proxy as soon as conveniently possible. This will not restrict your right to attend the 2006 Annual Meeting and vote your shares in person.

Thank you for your interest in and participation in the affairs of Revlon.

Sincerely yours, Jack L. Stahl President and Chief Executive Officer

REVLON, INC.
237 PARK AVENUE
NEW YORK, NEW YORK 10017

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of
Revlon, Inc.

The 2006 Annual Meeting of Stockholders of Revlon, Inc., a Delaware corporation (the ‘‘Company’’), will be held at 10:00 a.m., New York City time, on Friday, June 2, 2006, at Revlon, Inc., The Showroom, 21st Floor, 237 Park Avenue, New York, New York 10017. The following proposals will be voted on at the Annual Meeting:

1.    The election of the following persons as members of the Board of Directors of the Company to serve until the next Annual Meeting and until such directors' successors are elected and shall have been qualified: Ronald O. Perelman, Alan S. Bernikow, Paul J. Bohan, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Edward J. Landau, Debra L. Lee, Linda Gosden Robinson, Kathi P. Seifert, Jack L. Stahl and Kenneth L. Wolfe;

2.    The ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006; and

3.    The transaction of such other business as may properly come before the Annual Meeting.

A proxy statement describing the matters to be considered at the 2006 Annual Meeting is attached to this notice. Only stockholders of record at the close of business on April 5, 2006 are entitled to notice of, and to vote at, the 2006 Annual Meeting and at any adjournments thereof. For at least ten days prior to the 2006 Annual Meeting, a list of stockholders entitled to vote at the 2006 Annual Meeting will be available for inspection during normal business hours at the offices of the Company's Secretary at 237 Park Avenue, 14th Floor, New York, New York 10017, and such list also will be available at the 2006 Annual Meeting to be held at Revlon, Inc., The Showroom, 21st Floor, 237 Park Avenue, New York, New York 10017.

To ensure that your vote will be counted, please complete, date, sign and return the enclosed proxy card promptly in the enclosed postage-paid envelope, whether or not you plan to attend the 2006 Annual Meeting. If you plan to attend the 2006 Annual Meeting in person, you will need to present valid picture identification, such as a driver's license or passport, as well as original proof of ownership of shares of Revlon, Inc. Class A common stock as of the April 5, 2006 record date, in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee, or if you received your proxy materials electronically, you will need to bring original documents (copies will not be accepted) to evidence your stock ownership as of the April 5, 2006 record date, such as an original of a legal proxy from your bank or broker (‘‘Requests for Admission’’ will not be accepted), your brokerage account statement, demonstrating that you held Revlon, Inc. Class A common stock in your account on the April 5, 2006 record date, or, if you did not already return it to your bank or broker, an original vote instruction form issued by your bank or broker, demonstrating that you held Revlon, Inc. Class A common stock in your account on the April 5, 2006 record date. If you are a registered stockholder and plan to attend the 2006 Annual Meeting in person, please also check the appropriate box on your proxy card indicating that you intend to do so.

In order to expedite the admission registration process, we encourage stockholders to pre-register by phone by calling Angelica Alvarez, Senior Legal Assistant at the Company, at (212) 527-5608, Mondays through Fridays from 9:00 a.m. through 5:00 p.m., New York City time, up until 10:00 a.m., New York City time, on Thursday June 1, 2006 (the day prior to the 2006 Annual Meeting). Stockholders pre-registering by phone will be admitted to the meeting by presenting valid picture identification and, if your shares are held in a brokerage account or by another nominee, original evidence of your stock ownership as of the April 5, 2006 record date.

Thank you.

By Order of the Board of Directors Robert K. Kretzman Executive Vice President, Chief Legal Officer and Secretary

April 28, 2006

PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE. THIS WILL ENSURE THAT YOUR SHARES ARE VOTED IN ACCORDANCE WITH YOUR WISHES.

QUESTIONS AND ANSWERS

Q.	Why am I receiving these proxy materials?

A.	Our Board of Directors is providing this Proxy Statement and other materials to you in connection with the Company’s 2006 Annual Meeting of Stockholders. This Proxy Statement describes the matters proposed to be voted on at the 2006 Annual Meeting, including the election of directors, ratification of the selection of the Company’s independent registered public accounting firm for 2006 and such other business as may properly come before the 2006 Annual Meeting. The approximate date on which this Proxy Statement and enclosed proxy card are being mailed to you is April 28, 2006.

Q.	What is the purpose of the Annual Meeting?

A.	At the 2006 Annual Meeting, to be held at 10:00 a.m., New York City time, on Friday, June 2, 2006, at Revlon, Inc., The Showroom, 21st Floor, 237 Park Avenue, New York, New York 10017, the Company's stockholders will act upon the following matters set forth in the Notice of Annual Meeting of Stockholders:

1.	The election of the following persons as members of the Board of Directors of the Company to serve until the next Annual Meeting and until such directors' successors are elected and shall have been qualified: Ronald O. Perelman, Alan S. Bernikow, Paul J. Bohan, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Edward J. Landau, Debra L. Lee, Linda Gosden Robinson, Kathi P. Seifert, Jack L. Stahl and Kenneth L. Wolfe;

2.	The ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006; and

3.	The transaction of such other business as may properly come before the Annual Meeting.

In addition, we will review the business and operations of the Company and respond to questions from stockholders.

Q.	What are the voting recommendations of the Board?

A.	The Board recommends the following votes:

•	FOR each of the director nominees; and

•	FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2006.

Q.	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A.	Many holders of the Company’s Class A common stock hold such shares through a broker or other nominee (beneficial ownership) rather than directly in their own name (stockholder of record). As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record.    If your shares are registered in your name on the April 5, 2006 record date with the Company’s transfer agent, American Stock Transfer & Trust Company, you are considered the stockholder of record with respect to those shares, and these proxy materials are being sent directly to you by the Company. As the stockholder of record, you have the right to grant your voting proxy directly to the Company or a third party, or to vote in person at the 2006 Annual Meeting. The Company has enclosed or sent a proxy card for you to use.

Beneficial Owner.    If your shares are held in a brokerage account or by another nominee, you are considered the beneficial owner of shares held in ‘‘street name,’’ and these proxy materials are being sent by the Company to your broker, nominee or trustee and should be forwarded to you, together with a voting instruction card, by your broker, trustee or nominee. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote your shares, and you are also invited to attend the 2006 Annual Meeting. Your broker, trustee or nominee should have enclosed or provided voting instructions for you to use in directing the broker, trustee or nominee on how to

i

vote your shares. Your broker, trustee or nominee has the discretion to vote on routine corporate matters presented in the proxy materials without your specific voting instructions (including the election of directors and ratification of the selection of the Company’s independent registered public accounting firm for 2006), but with respect to any ‘‘non-routine’’ matter over which the broker, trustee or nominee does not have discretionary voting power, your shares will not be voted without your specific voting instructions. When the broker, trustee or nominee does not have discretionary voting power on a particular proposal and does not receive voting instructions from you, the shares that are not voted are referred to as ‘‘broker non-votes.’’ The Company is not aware of any ‘‘non-routine’’ matters that would be presented for stockholder action at the 2006 Annual Meeting. Since a beneficial owner is not the stockholder of record, you may not vote these shares in person at the 2006 Annual Meeting unless you obtain and present to the Company an original (copies will not be accepted) legal proxy from your bank or broker (‘‘Requests for Admission’’ will not be accepted).

Q.	How do I vote?

A.	If you are a stockholder of record, there are two ways to vote:

•	By completing your proxy card and returning it in the postage-paid envelope that we have enclosed for you. Voting information is provided on the enclosed proxy card.

•	By written ballot at the Annual Meeting.

Your shares will be voted as you indicate. In relation to how your proxy will be voted, see ‘‘How will my proxy be voted?’’ below.

If you are a beneficial owner, you should follow the voting instructions sent to you by your broker, trustee or nominee.

Q.	What is the deadline for voting my shares?

A.	If you are a stockholder of record and vote by mail or by written ballot at the 2006 Annual Meeting, your vote must be received before the polls close at the Annual Meeting.

If you are a beneficial owner, please follow the voting instructions provided to you by your broker, trustee or nominee. If you are a beneficial owner, you may not vote your shares in person at the 2006 Annual Meeting unless you obtain and present to the Company an original (copies will not be accepted) legal proxy from your bank or broker (‘‘Requests for Admission’’ will not be accepted).

Q.	Who can vote?

A.	Only holders of record of Revlon, Inc. common stock at 5:00 p.m., New York City time, on April 5, 2006, the record date for the 2006 Annual Meeting, or those who have been granted and present an original, signed, valid legal proxy in appropriate form, are entitled to vote. Each share of the Company’s Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. On the record date, there were issued and outstanding: (i) 380,041,688 shares of the Company's Class A common stock and (ii) 31,250,000 shares of the Company's Class B common stock. See ‘‘— Record Date; Voting Rights.’’

Q.	How will my proxy be voted?

A.	Your proxy, when properly signed and returned to us, and not revoked, will be voted in accordance with your instructions. If you do not give other instructions on your proxy card, the persons named as proxies will vote in accordance with the recommendations of the Board of Directors. The Board's recommendation is set forth in the description of each Proposal in this Proxy Statement. In summary, the Board recommends a vote: (1) FOR each of the 12 director nominees identified in this Proxy Statement and (2) FOR ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm for 2006.

We are not aware of any matter that may be properly presented at the 2006 Annual Meeting other than those described in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented, however, the persons named as proxies on the enclosed proxy card will have discretion to vote on such matters in their best judgment.

Q.	Can I change or revoke my vote?

A.	Yes. If you are a stockholder of record, you can change your vote, attend and/or revoke your proxy at any time before it is voted at the 2006 Annual Meeting by:

•	executing and delivering a proxy bearing a later date, which must be received by the Secretary of the Company at 237 Park Avenue, 14th Floor, New York, New York 10017, Attention: Secretary, before the original proxy is voted at the 2006 Annual Meeting;

•	filing a written revocation or written notice of change, as the case may be, which must be received by the Secretary of the Company at 237 Park Avenue, 14th Floor, New York, New York 10017, Attention: Secretary, before the original proxy is voted at the 2006 Annual Meeting; or

•	attending the 2006 Annual Meeting and voting in person.

If you are a beneficial owner, please follow the voting instructions sent to you by your broker, trustee or nominee to change or revoke your vote.

Q.	What if I am a participant in the Revlon 401(k) Plan?

A.	This Proxy Statement is being mailed to you if Revlon, Inc. Class A common stock is held in your account within the Revlon Employees' Savings, Investment and Profit Sharing Plan (the ‘‘401(k) Plan’’). The trustee of the 401(k) Plan, as record holder of the Company’s shares held in the 401(k) Plan, will vote the shares allocated to your account under the 401(k) Plan in accordance with your instructions. If the trustee of the 401(k) Plan does not otherwise receive voting instructions for shares held on account of the 401(k) Plan, the trustee, in accordance with the 401(k) Plan trust agreement, will vote any such unvoted shares in the same proportion as it votes those shares credited to 401(k) Plan participants' accounts for which voting instructions were received. 401(k) Plan participants must deliver their proxy cards in accordance with the instructions included with such card by May 26, 2006 to allow the trustee time to receive such voting instructions and vote on behalf of participants in the 401(k) Plan.

Q.	Who can attend the Annual Meeting?

A.	Anyone who was a shareholder as of 5:00 p.m., New York City time, on April 5, 2006, the record date for the 2006 Annual Meeting, and who provides the necessary identification may attend the Annual Meeting.

To attend the 2006 Annual Meeting, please follow these instructions:

•	If you are a stockholder of record on the record date, check the appropriate box on the card indicating that you plan on attending the meeting, and please bring a valid picture identification, such as a driver's license or passport.

•	If you are a stockholder whose shares are held in a brokerage account or by another nominee, or if you received your proxy materials electronically, please bring valid picture identification, such as a driver's license or passport, as well as original proof of ownership of shares of Revlon Class A common stock as of the April 5, 2006 record date, in order to be admitted to the meeting. You will also need to bring evidence of stock ownership, such as an original of a legal proxy from your bank or broker (‘‘Requests for Admission’’ will not be accepted), your brokerage account statement, demonstrating that you held Revlon, Inc. Class A common stock in your account on the April 5, 2006 record date, or, if you did not already return it to your bank or broker, an original vote instruction form issued by your bank or broker, demonstrating that you held Revlon, Inc. Class A common stock in your account on the April 5, 2006 record date.

In order to ensure the safety and security of our annual meeting attendees, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. We thank you in advance for your cooperation with these security measures.

Q.	Should I pre-register for the Annual Meeting?

A.	In order to expedite the admission registration process, we encourage stockholders to pre-register by phone by calling Angelica Alvarez, Senior Legal Assistant at the Company, at (212) 527-5608, Mondays through Fridays from 9:00 a.m. through 5:00 p.m., New York City time, up until 10:00 a.m., New York City time, on Thursday June 1, 2006 (the day prior to the 2006 Annual Meeting). Stockholders pre-registering by phone will be admitted to the meeting by presenting valid picture identification and, if your shares are held in a brokerage account or by another nominee, original evidence of your stock ownership as of the April 5, 2006 record date.

Q.	Can I bring a guest to the Annual Meeting?

A.	Yes. If you plan to bring a guest to the 2006 Annual Meeting, check the appropriate box on the enclosed proxy card. When you go through the registration area at the 2006 Annual Meeting, be sure your guest is with you. Guests must also bring valid picture identification to the 2006 Annual Meeting.

Q.	Can I still attend the Annual Meeting if I return my proxy?

A.	Yes. Attending the 2006 Annual Meeting does not revoke the proxy. However, if you are a record holder, you may revoke your proxy at any time before it is actually voted by executing and delivering a proxy bearing a later date, or by filing a written revocation or written notice of change, as the case may be, any of which must be received by the Secretary of the Company at 237 Park Avenue, 14th Floor, New York, New York 10017, Attention: Secretary, before the original proxy is voted at the 2006 Annual Meeting, or by attending the 2006 Annual Meeting and voting in person. If you are a beneficial owner and wish to revoke your proxy, please follow the voting instructions sent to you by your broker, trustee or nominee.

Q.	Is my vote confidential?

A.	Yes. Generally, only the inspectors of election and certain individuals who help with processing and counting the votes have access to your vote. In certain limited circumstances, directors and employees of the Company may need to see your vote for corporate purposes. Therefore, please do not write any comments on your proxy card.

Q.	Who will count the vote?

A.	American Stock Transfer & Trust Company will count the vote. Its representatives will be the inspectors of election.

Q.	What shares are covered by my proxy card?

A.	The shares covered by your proxy card represent all of the shares of the Company's common stock that you own. Any shares that may be held for your account by the 401(k) Plan will be represented on a separate proxy card. If shares are held for your account through the 401(k) Plan, the trustee of the 401(k) Plan will vote shares held for your account in the 401(k) Plan as you direct. See ‘‘What if I am a participant in the Revlon 401(k) Plan?’’ above.

Q.	What does it mean if I get more than one proxy card?

A.	It means your shares are held in more than one account. You should vote the shares on all of your proxy cards. You may want to have all of your shares registered in the same name and at the same address. Unless the reason that your shares are held in a second account and that you receive two proxy cards is because certain of your shares are held for your account through the 401(k) Plan (in which case the shares are held by the trustee of the 401(k) Plan and not by you), you may have all of your shares registered in the same name and at the same address by contacting our transfer agent, American Stock Transfer & Trust Company at (800) 937-5449.

Q.	What is the quorum requirement of the 2006 Annual Meeting?

A.	The presence at the meeting, in person or by duly executed proxy, of the holders of a majority in total number of votes of the issued and outstanding shares of the Company's common stock entitled to vote at the 2006 Annual Meeting is necessary to constitute a quorum in order to transact business. If you vote, your shares will be part of the quorum. Abstentions and ‘‘broker non-votes’’ (i.e., shares held by a broker which are not voted because the broker has not received voting instructions from the beneficial owner of the shares and lacks the authority to vote the shares in its discretion), if any, will also be counted in determining the quorum. The Company expects that it will have a quorum for the 2006 Annual Meeting based on the fact that its majority stockholder (MacAndrews & Forbes Holdings Inc. and its affiliates, which hold shares representing approximately 76% of the combined voting power of the outstanding shares of the Company's common stock that are entitled to vote at the 2006 Annual Meeting) has indicated that it will attend the meeting by submitting a duly executed proxy.

Q.	How many votes are needed to approve a Proposal?

A.	Under Delaware law, corporate action taken at a shareholders' meeting is generally based on the votes cast. ‘‘Votes cast’’ means the votes actually cast ‘‘for’’ or ‘‘against’’ a particular proposal, whether in person or by proxy. Directors are elected by a plurality of the votes cast. A plurality means more votes cast for a nominee than those cast for opposing candidates, if any. Approval of other proposals requires the affirmative vote of a majority of the votes cast. Given the fact that MacAndrews & Forbes has indicated its intent to vote in favor of each of Proposals No.1 and No. 2, each of the director nominees will receive a majority of the votes cast at the 2006 Annual Meeting and the affirmative vote of such majority stockholder will be sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006.

Q.	How much did this proxy distribution cost?

A.	The Company has hired DF King & Co. to assist in the distribution of proxy materials. The estimated fee is $2,500. In addition, the Company will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to shareholders.

v

REVLON, INC.

PROXY STATEMENT
Annual Meeting of Stockholders
To be Held June 2, 2006

This Proxy Statement is being furnished by and on behalf of the Board of Directors (the ‘‘Board of Directors’’ or the ‘‘Board’’) of Revlon, Inc. (the ‘‘Company’’) in connection with the solicitation of proxies to be voted at the 2006 Annual Meeting of Stockholders (the ‘‘2006 Annual Meeting’’) to be held at 10:00 a.m., New York City time, on Friday, June 2, 2006, at Revlon, Inc., The Showroom, 21st Floor, 237 Park Avenue, New York, New York 10017, and at any adjournments thereof. This Proxy Statement and the enclosed proxy card, Notice of Annual Meeting of Stockholders and Annual Report for the year ended December 31, 2005 are first being sent to stockholders on or about April 28, 2006. The Annual Report does not form any part of the material for the solicitation of proxies.

At the 2006 Annual Meeting, stockholders will be asked to: (1) elect the following persons (all of whom are currently directors) as directors of the Company until the Company's next Annual Meeting and until such directors' successors are elected and shall have been qualified: Ronald O. Perelman, Alan S. Bernikow, Paul J. Bohan, Donald G. Drapkin, Meyer Feldberg, Howard Gittis, Edward J. Landau, Debra L. Lee, Linda Gosden Robinson, Kathi P. Seifert, Jack L. Stahl and Kenneth L. Wolfe; (2) ratify the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006; and (3) take such other action as may properly come before the 2006 Annual Meeting or any adjournments thereof.

The principal executive offices of the Company are located at 237 Park Avenue, New York, New York 10017, and the telephone number is (212) 527-4000.

Required Identification and Other Instructions for Attendees at the Annual Meeting

If you plan to attend the 2006 Annual Meeting in person, you will need to present valid picture identification, such as a driver's license or passport, as well as original proof of ownership of shares of Revlon, Inc. Class A common stock as of the April 5, 2006 record date, in order to be admitted to the meeting. If your shares are held in a brokerage account or by another nominee, or if you received your proxy materials electronically, you will need to bring original documents (copies will not be accepted) to evidence your stock ownership as of the April 5, 2006 record date, such as an original of a legal proxy from your bank or broker (‘‘Requests for Admission’’ will not be accepted), your brokerage account statement, demonstrating that you held Revlon, Inc. Class A common stock in your account on the April 5, 2006 record date, or, if you did not already return it to your bank or broker, an original vote instruction form issued by your bank or broker, demonstrating that you held Revlon, Inc. Class A common stock in your account on the April 5, 2006 record date. If you are a registered stockholder and plan to attend the 2006 Annual Meeting in person, please also check the appropriate box on your proxy card indicating that you intend to do so.

In order to expedite the admission registration process, we encourage stockholders to pre-register by phone by calling Angelica Alvarez, Senior Legal Assistant at the Company, at (212) 527-5608, Mondays through Fridays from 9:00 a.m. through 5:00 p.m., New York City time, up until 10:00 a.m., New York City time, on Thursday June 1, 2006 (the day prior to the 2006 Annual Meeting). Stockholders pre-registering by phone will be admitted to the meeting by presenting valid picture identification and, if your shares are held in a brokerage account or by another nominee, original evidence of your stock ownership as of the April 5, 2006 record date.

In order to ensure the safety and security of our annual meeting attendees, packages and bags may be inspected and may have to be checked and, in some cases, may not be permitted. We thank you in advance for your cooperation with these security measures.

Solicitation and Voting of Proxies; Revocation

All proxies properly executed and received by the Company, unless such proxies are previously and properly revoked at any time before they are voted at the Annual Meeting, will be voted on all matters presented at the 2006 Annual Meeting in accordance with the instructions given by the person executing the proxy or, in the absence of instructions, will be voted (1) FOR the election to the Board of Directors of each of the 12 nominees identified in this Proxy Statement; and (2) FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006. The Company has no knowledge of any other matters to be brought before the meeting. The deadline for receipt by the Secretary of the Company of stockholder proposals for inclusion in the proxy materials for presentation at the 2006 Annual Meeting was December 29, 2005. The Company did not receive any stockholder proposals to be included in these proxy materials. Additionally, pursuant to the Company's By-laws, in order for business to be properly brought before the 2006 Annual Meeting (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), and business specified in the proxy material), notice of such business must have been received by the Company between March 5, 2006 and April 4, 2006 and such notice must have included, among other things: (i) information regarding the proposed business to be brought before such meeting, (ii) the identity of the stockholder proposing the business and (iii) the class of shares of the Company which are owned beneficially or of record by such stockholder. The Company did not receive notification of any such matters. If any other matters are properly presented before the 2006 Annual Meeting for action, however, in the absence of other instructions, it is intended that the persons named in the enclosed proxy and acting thereunder will vote in accordance with their best judgment on such matters.

The submission of a signed proxy will not affect a stockholder's right to change their vote, attend and/or vote in person at, the 2006 Annual Meeting. Stockholders who execute a proxy may revoke it at any time before it is voted at the Annual Meeting by (i) filing a written revocation or written notice of change, as the case may be, which must be received by the Secretary of the Company at 237 Park Avenue, 14th Floor, New York, New York 10017, Attention: Secretary, before the original proxy is voted at the 2006 Annual Meeting, (ii) executing and delivering a proxy bearing a later date, which must be received by the Secretary of the Company at 237 Park Avenue, 14th Floor, New York, New York 10017, Attention: Secretary, before the original proxy is voted at the 2006 Annual Meeting, or (iii) attending the 2006 Annual Meeting and voting in person.

The Accompanying Form of Proxy is Being Solicited on Behalf of the Board of Directors. Although the Company does not expect to solicit any proxies, solicitation of proxies may be made by mail and also may be made by personal interview, telephone and facsimile transmission and by directors, officers and employees of the Company without special compensation therefor. The Company expects to reimburse banks, brokers and other persons for their reasonable out-of-pocket expenses incurred in handling proxy materials for beneficial owners.

Record Date; Voting Rights

Only holders of record of shares of the Company's Class A common stock, par value $0.01 per share (the ‘‘Class A Common Stock’’), and Class B common stock, par value $0.01 per share (the ‘‘Class B Common Stock’’ and, together with the Class A Common Stock, the ‘‘Common Stock’’), at 5:00 p.m., New York City time, on April 5, 2006 (the ‘‘Record Date’’) will be entitled to notice of and to vote at the 2006 Annual Meeting or any adjournments thereof. On the Record Date, there were issued and outstanding: (i) 380,041,688 shares of the Company's Class A Common Stock, each of which is entitled to one vote, and (ii) 31,250,000 shares of the Company's Class B Common Stock, each of which is entitled to 10 votes. Of that total, (a) 214,579,170 shares of the Company's Class A Common Stock and (b) all of the shares of the Company's Class B Common Stock are beneficially owned directly or indirectly by Ronald O. Perelman, Chairman of the Company's Board of Directors, through MacAndrews & Forbes Holdings Inc. (‘‘MacAndrews & Forbes Holdings’’ and, together with its affiliates (other than the Company or its subsidiaries), ‘‘MacAndrews & Forbes’’), of which Mr. Perelman is the sole stockholder. The shares identified in subclauses (a) and (b) above as beneficially owned directly and indirectly by MacAndrews & Forbes represent approximately 76% of the combined voting power of the outstanding shares of the Company's Common Stock that are entitled to vote at the 2006 Annual Meeting.

The presence, in person or by duly executed proxy, of the holders of a majority in total number of votes of the issued and outstanding shares of Common Stock entitled to vote at the 2006 Annual Meeting is necessary to constitute a quorum in order to transact business. Abstentions and ‘‘broker non-votes,’’ if any, represented by submitted proxies will be included in the calculation of the number of shares present at the 2006 Annual Meeting for the purposes of determining a quorum. ‘‘Broker non-votes’’ are shares held by a broker, trustee or nominee which are not voted because the broker, trustee or nominee does not have discretionary voting power on a particular proposal and does not receive voting instructions from the beneficial owner of the shares. Broker non-votes are inapplicable for ‘‘routine’’ proposals, which include Proposals No. 1 and No. 2 to be considered at the 2006 Annual Meeting.

MacAndrews & Forbes has informed the Company that it will submit a duly-executed proxy (1) FOR the election to the Board of Directors of each of the 12 nominees identified in this Proxy Statement; and (2) FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006. Accordingly, there will be a quorum and the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt Proposals No. 1 and No. 2 to be considered at the 2006 Annual Meeting.

If shares of Class A Common Stock are held as of the Record Date for the account of participants under the Revlon Employees' Savings, Investment and Profit Sharing Plan (the ‘‘401(k) Plan’’), Fidelity Management Trust Company, the trustee for the 401(k) Plan, will vote those shares pursuant to the instructions given by the 401(k) Plan participants on their respective proxy cards. If the trustee does not otherwise receive voting instructions for shares held on account of a 401(k) Plan participant, the trustee, in accordance with the 401(k) Plan trust agreement, will vote any such unvoted shares in the same proportion as it votes those shares credited to 401(k) Plan participants' accounts for which voting instructions were received. 401(k) Plan participants must deliver their proxy cards in accordance with the instructions included with such card by May 26, 2006 to allow the trustee time to receive such voting instructions and vote on behalf of participants in the 401(k) Plan.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Board of Directors of the Company, pursuant to the By-laws of the Company, has fixed the number of directors at 12, effective as of the date of the 2006 Annual Meeting. The directors nominated for election will be elected at the 2006 Annual Meeting to serve until the next succeeding Annual Meeting of the Company and until their successors are elected and shall have been qualified. All of the nominees are currently members of the Board of Directors. All director nominees, if elected, are expected to serve until the next succeeding Annual Meeting. With respect to Proposal No. 1, all proxies properly executed and received by the Company, unless such proxies are revoked, will be voted in accordance with the instructions given by the person executing such proxy or, in the absence of such instructions, will be voted FOR the election to the Board of Directors of each of the 12 nominees identified in this Proxy Statement.

The Board of Directors has been informed that all of the nominees are willing to serve as directors, but if any of them should decline or be unable to serve, the Board of Directors may by resolution provide for a lesser number of directors or designate substitute nominees, in which event the individuals named in the enclosed proxy will vote for the election of such substitute nominee or nominees. The Board of Directors has no reason to believe that any nominee will be unable or unwilling to serve.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

The election to the Board of Directors of each of the 12 nominees identified in this Proxy Statement will require the affirmative vote of a plurality of the votes cast by the holders of shares of Common Stock present in person or represented by proxy at the 2006 Annual Meeting and entitled to vote. A plurality means more votes cast for a nominee than those cast for opposing candidates, if any. In tabulating the vote, abstentions and broker non-votes will be disregarded and will have no effect on the outcome of the vote. MacAndrews & Forbes has informed the Company that it will vote FOR the election to the Board of Directors of each of the 12 nominees identified in this Proxy Statement. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to effect the election of each of the director nominees. Given the affirmative vote of MacAndrews & Forbes, each director nominee will receive the necessary plurality vote and, in fact, will receive a majority of the votes cast at the 2006 Annual Meeting.

The Board of Directors unanimously recommends that stockholders vote FOR the election to the Board of Directors of each of the 12 nominees identified below.

Nominees for Election as Directors

The name, age (as of December 31, 2005), principal occupation for the last five years, selected biographical information and period of service as a director of the Company of each of the nominees for election as a director are set forth below.

Mr. Perelman (62) has been Chairman of the Board of Directors of the Company and of Revlon Consumer Products Corporation, the Company's wholly-owned operating subsidiary (‘‘Products Corporation’’), since June 1998 and a Director of the Company and of Products Corporation since their respective formations in 1992. Mr. Perelman has been Chairman of the Board of Managers, Manager and Chief Executive Officer of REV Holdings LLC, a Delaware limited liability company and an indirectly wholly-owned subsidiary of MacAndrews & Forbes (‘‘REV Holdings’’), which files reports pursuant to the Exchange Act, since December 2002. He was Chief Executive Officer of REV Holdings Inc. (the predecessor of REV Holdings) from 1997 through December 2002 and Chairman of its Board of Directors from 1993 through December 2002. Mr. Perelman has been Chairman of the Board and Chief Executive Officer of MacAndrews & Forbes Holdings and various of its affiliates since 1980. Mr. Perelman served as Chairman of the Board of Directors of Panavision Inc. (‘‘Panavision’’) until September 2003 and thereafter began service as Co-Chairman. Mr. Perelman is also a Director (or member of the Board of Managers, as applicable) of the following companies which are required to file reports pursuant to the Exchange Act: Allied Security Holdings LLC (‘‘Allied Security’’), M&F Worldwide Corp. (‘‘M&F Worldwide’’), Panavision and Scientific Games Corporation (‘‘Scientific Games’’).

Mr. Stahl (52) has been President and Chief Executive Officer of the Company and of Products Corporation since February 2002 and a Director of the Company and of Products Corporation since March 2002. Mr. Stahl served as President and Chief Operating Officer of The Coca-Cola Company (‘‘Coca-Cola’’) from February 2000 to March 2001. Prior to that, Mr. Stahl held various senior executive positions at Coca-Cola, where he began his career in 1979. Mr. Stahl is also a Director of the Cosmetic, Toiletry, and Fragrance Association, Vice Chairman of the Board of the United Negro College Fund and is a member of the Board of Governors of the Boys & Girls Clubs of America.

Mr. Bernikow (65) has been a Director of the Company and of Products Corporation since September 2003. From 1998 until his retirement in May 2003, Mr. Bernikow served as the Deputy Chief Executive Officer of Deloitte & Touche LLP (‘‘D&T’’). Prior to that, Mr. Bernikow held various senior executive positions at D&T and various of its predecessor companies, which he joined in 1966. Mr. Bernikow also serves as a Director and as a member of the Audit Committee of Casual Male Retail Group, Inc. (‘‘Casual Male’’) and as a Director and Chairman of the Audit Committee of Mack-Cali Realty Corporation (‘‘Mack-Cali’’), each of which are required to file reports pursuant to the Exchange Act. Mr. Bernikow is also a director or trustee and serves as Chairman of the audit committees of certain funds (the ‘‘UBS Funds’’) for which UBS Global Asset Management (US) Inc., a wholly-owned subsidiary of UBS AG, or one of its affiliates (‘‘UBS’’) serves as investment advisor, sub-advisor or manager.

Mr. Bohan (60) has been a Director of the Company since March 2004. Prior to his retirement in February 2001, Mr. Bohan was a Managing Director of the high-yield bond sales group of Salomon Smith Barney, a unit of Citigroup Inc., a global financial services holding company, having joined Salomon Smith Barney in 1980. Mr. Bohan is a director of Haynes International, Inc., which files reports pursuant to the Exchange Act. Mr. Bohan also serves as a member of the Board of Directors of Arena Brands, Inc., which is a privately-held company, and of the Board of Directors of The New York Police & Fire Widows' & Children's Benefit Fund. In addition, Mr. Bohan serves on the audit committee of The New York Police & Fire Widows' & Children's Benefit Fund.

Mr. Drapkin (57) has been a Director of the Company and of Products Corporation since their respective formations in 1992. He has been Vice Chairman of the Board of MacAndrews & Forbes Holdings and various of its affiliates since 1987. Mr. Drapkin was a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP for more than five years prior to 1987. Mr. Drapkin is also a Director (or member of the Board of Managers, as applicable) of the following companies which are required to file reports pursuant to the Exchange Act: Allied Security, Anthracite Capital, Inc., Nephros Inc., Playboy Enterprises, Inc. and SIGA Technologies, Inc.

Professor Feldberg (63) has been a Director of the Company since February 1997. Professor Feldberg has been a Senior Advisor with Morgan Stanley since March 2005 and has been the Dean Emeritus and Sanford Bernstein Professor of Leadership and Ethics at Columbia Business School, New York City, since July 1, 2004. He was the Dean of Columbia Business School from July 1989 through June 2004. Professor Feldberg is also a Director of the following companies which are required to file reports pursuant to the Exchange Act: Federated Department Stores, Inc., PRIMEDIA Inc. and Sappi Limited. In addition, Professor Feldberg is also a director or trustee of certain funds for which UBS serves as investment advisor, sub-advisor or manager, and a director of certain funds for which UBS Financial Services Inc. or one of its affiliates serves as investment advisor, administrator or manager. In addition to being a member of the Company's Audit Committee, Professor Feldberg is also an audit committee member of PRIMEDIA Inc.

Mr. Gittis (71) has been a Director of the Company since its formation in 1992. Mr. Gittis was a Director of, and served as the Vice Chairman of, Products Corporation from June 2002 through March 2004. Mr. Gittis was Vice Chairman of the Board of Managers and Manager of REV Holdings, which files reports pursuant to the Exchange Act, from December 2002 until March 2004. He was a Director of REV Holdings Inc. (the predecessor of REV Holdings) from its formation in 1993 through December 2002 and Vice Chairman of its Board of Directors from March 1997 through December 2002. He has been Vice Chairman of the Board of MacAndrews & Forbes Holdings and various of its affiliates since 1985. Mr. Gittis is Chairman of the Board, President and Chief Executive Officer of M&F Worldwide. Mr. Gittis is also a Director of the following companies which are required to file reports pursuant to the Exchange Act: Jones Apparel Group, Inc., Panavision and Scientific Games.

Mr. Landau (75) has been a Director of the Company since June 1996 and of Products Corporation since June 1992. From February 1998 until his retirement in February 2003, Mr. Landau was Of Counsel at the law firm of Wolf, Block, Schorr and Solis-Cohen LLP, and was a Senior Partner of Lowenthal, Landau, Fischer & Bring, P.C., a predecessor to such firm, for more than five years prior to February 1998.

Ms. Lee (51) has been a Director of the Company since January 2006. Ms. Lee is Chairman and Chief Executive Officer of BET Holdings, Inc. (‘‘BET’’), a global media and entertainment company that owns and operates Black Entertainment Television. Ms. Lee's career at BET began in 1986 as Vice President and General Counsel. In 1992, she was named Executive Vice President of Legal Affairs and Publisher of BET's magazine division, while continuing to serve as BET's General Counsel. In 1995, Ms. Lee assumed responsibility for BET's strategic business development and was named President and Chief Operating Officer in 1996. Prior to joining BET, Ms. Lee was an attorney with the Washington, D.C.-based law firm of Steptoe & Johnson. Ms. Lee serves on the Board of Directors of the following companies which are required to file reports under the Exchange Act: Eastman Kodak Company, Marriott International, Inc. and WGL Holdings, Inc.

Ms. Robinson (52) has been a Director of the Company since June 1996. Ms. Robinson has been Chairman of Robinson, Lerer & Montgomery, LLC, a New York City strategic communications consulting firm (‘‘RLM’’), since May 1996. Ms. Robinson was Chief Executive Officer of RLM from May 1996 until January 2002. In March 2000, RLM was acquired by Young & Rubicam Inc. (‘‘Y&R’’), and in October 2000, Y&R was acquired by the WPP Group plc (‘‘WPP’’). Ms. Robinson served as Vice Chairman of Y&R from March 2000 until December 31, 2004. For more than five years prior to May 1996, Ms. Robinson was Chairman of the Board and Chief Executive Officer of Robinson Lerer Sawyer Miller Group or its predecessors. Ms. Robinson also serves as a Director of BlackRock, Inc., which is required to file reports pursuant to the Exchange Act.

Ms. Seifert (56) has been a Director of the Company since January 2006. Ms. Seifert has been Chairman of Pinnacle Perspectives, LLC, a business consulting company, since July 2004. Ms. Seifert served as Corporate Executive Vice President – Personal Care of Kimberly-Clark Corporation (‘‘Kimberly-Clark’’) from 1999 until her retirement in June 2004. Ms. Seifert joined Kimberly-Clark, a global health and hygiene company, in 1978 and, prior to her retirement, served in several marketing and management positions in connection with Kimberly-Clark's domestic and international consumer products businesses. Prior to joining Kimberly-Clark, Ms. Seifert held management positions at The Procter & Gamble Company, Beatrice Foods, Inc. and Fort Howard Paper Company. She also serves on the Boards of Directors of the following companies which are required to file reports pursuant to the Exchange Act: Albertson's, Inc., Eli Lilly & Company, Appleton Papers Inc. and Paperweight Development Corp.

Mr. Wolfe (66) has been a Director of the Company since March 2004. Mr. Wolfe served as Chairman and Chief Executive Officer of Hershey Foods Corporation (‘‘Hershey’’) from 1994 until his retirement in December 2001. Mr. Wolfe joined Hershey in 1967 and held various executive positions, including President and Chief Operating Officer, before being appointed its Chairman and Chief Executive Officer. Mr. Wolfe is also a Director and Chairman of the audit committees of the following companies which are required to file reports pursuant to the Exchange Act: Adelphia Communications Corporation and Bausch & Lomb Incorporated. Since 2005, Mr. Wolfe has served as a member of the Board of Trustees of various mutual funds managed by Fidelity Management & Research Company.

Board of Directors and its Committees

The Board of Directors currently has an Audit Committee, a Compensation and Stock Plan Committee (the ‘‘Compensation Committee’’) and a Nominating and Corporate Governance Committee (the ‘‘Nominating Committee’’).

The Company is a ‘‘controlled company’’ (one in which more than 50% of the voting power is held by an individual, a group or another company) within the meaning of the rules of the New York Stock Exchange (‘‘NYSE’’), as MacAndrews & Forbes directly and indirectly beneficially owns approximately 60% of the Company's outstanding shares of Common Stock, which represent approximately 76% of the combined voting power of those outstanding shares. Accordingly, the Company is not required under the NYSE rules to have a majority of independent directors, a nominating and corporate governance committee or a compensation committee (each of which, under the NYSE's rules, would otherwise be required to be comprised entirely of independent directors). While the Company is not required to satisfy such NYSE requirements, the Board has determined that more than a majority of its directors (including Messrs. Bernikow, Bohan, Feldberg, Landau and Wolfe and Mmes. Gosden Robinson, Lee and Seifert) qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence, which the Board adopted in accordance with Section 303A.02 of the NYSE Listed Company Manual. The Board Guidelines for Assessing Director Independence are attached hereto as Annex A, and a printable copy is available on the Company's investor relations website, www.revloninc.com, under the heading ‘‘Corporate Governance.’’

Additionally, the Company maintains a Nominating Committee (comprised of Messrs. Feldberg (Chairman), Bernikow, Wolfe and Ms. Gosden Robinson), and the Board of Directors has determined that all members of the Nominating Committee qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence. Finally, the Company maintains a Compensation Committee (comprised of Messrs. Landau (Chairman), Gittis and Wolfe), and the Board has determined that two of the three directors on the Compensation Committee (Messrs. Landau and Wolfe) qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence.

In connection with the Debt Reduction Transactions (as defined below), in 2004 the Company entered into a Stockholders Agreement (as defined below) with Fidelity Management & Research Co. (‘‘Fidelity’’), pursuant to which the Company agreed, among other things, until such time as Fidelity ceases to be the beneficial holder of at least 5% of Revlon, Inc.'s outstanding voting stock, to: (i) continue to maintain a majority of independent directors on the Board of Directors (as defined by NYSE listing standards) and (ii) establish and maintain the Nominating Committee (See ‘‘Certain Relationships and Related Transactions — Debt Reduction Transactions’’).

During 2005, the Board of Directors held nine meetings and acted three times by unanimous written consent, the Audit Committee held seven meetings and acted two times by unanimous written consent, the Compensation Committee held five meetings and the Nominating Committee held six meetings.

Audit Committee Report

The Audit Committee of the Company's Board of Directors consists of four directors, each of whom the Board of Directors has determined satisfies the existing independence and experience requirements of the NYSE and the Securities and Exchange Commission (the ‘‘SEC’’).

Composition of the Audit Committee

The members of the Audit Committee are Messrs. Bernikow (Chairman), Bohan, Feldberg and Landau. Each of these directors served as a member of the Audit Committee during all of 2005 and remains a member of the Audit Committee as of the date of this report. Ms. Gosden Robinson served on the Audit Committee until June 2005, when she joined the Company's Nominating Committee.

The Company has identified Mr. Bernikow as an ‘‘audit committee financial expert,’’ under applicable SEC rules, in the Company's Annual Report on Form 10-K for the year ended December 31, 2005. In accordance with applicable NYSE listing standards, the Company's Board of Directors has considered Mr. Bernikow's simultaneous service on the audit committees of more than three public companies, namely the audit committees of the Company, Casual Male, Mack-Cali and the UBS Funds, and determined that such service does not impair his ability to effectively serve on the Company's Audit Committee as, among other things, Mr. Bernikow is retired and, accordingly, has a more flexible schedule and more time to commit to service as an Audit Committee and Board member, including on a full-time basis, if necessary; he has significant professional accounting experience and expertise, which renders him highly qualified to effectively and efficiently serve on multiple audit committees; and the audit committees of the UBS Funds effectively function as a single, consolidated audit committee.

Responsibilities of the Audit Committee

The Audit Committee operates under a comprehensive written charter, a printable and current copy of which is available on the Company's investor relations website, www.revloninc.com, under the heading

‘‘Corporate Governance.’’ Under such charter, the Audit Committee is responsible for preparing this annual Audit Committee Report, which is required under SEC rules to be included in this Proxy Statement. The Audit Committee is also responsible for assisting the Company's Board of Directors in fulfilling its oversight responsibilities with respect to:

(a)	the integrity of the financial statements and other financial information provided by the Company to its stockholders and the public;

(b)	the Company’s compliance with legal and regulatory requirements;

(c)	the appointment, compensation, retention and oversight of the work of the Company’s independent auditors, as well as the independent auditors' qualifications, independence and performance;

(d)	the performance of the Company's internal audit function;

(e)	the implementation and effectiveness of the Company's Code of Business Conduct and the Company's comprehensive compliance and ethics program, including receiving periodic assessments of their effectiveness from the Company's Chief Legal Officer; and

(f)	any other matter required of the Audit Committee pursuant to the NYSE's rules or under applicable law.

In connection with fulfilling their direct responsibility for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm, the Audit Committee has selected KPMG LLP as the Company's independent registered public accounting firm for 2006, and recommended that stockholders ratify this selection. The Audit Committee discusses with the auditor its independence from management and reviews the plan, scope and results of the audit, as well as the auditor's fees related to such audit. The Audit Committee has adopted an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services (including, without limitation, any permissible tax services) performed by KPMG LLP for the Company from time to time. Such policy sets specific limits on the types of services and the amounts of fees related thereto and was complied with in all respects during 2005. The Audit Committee has approved a Pre-Approval Policy for 2006. The 2006 Audit Committee Pre-Approval Policy is attached as Annex B hereto, and a printable copy is also available on the Company's investor relations website, www.revloninc.com, under the heading ‘‘Corporate Governance.’’

The Audit Committee is responsible for meeting, and in fact for 2005 has met, with the independent auditor to review the independent auditor's annual report describing:

(a)	the independent auditor's internal quality control procedures;

(b)	any material issue raised by the most recent internal quality control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities within the preceding five years concerning one or more independent audits carried out by the independent auditor, and any step taken to deal with any such issue; and

(c)	all relationships between the independent auditor and the Company.

The Audit Committee is also responsible for meeting with the independent auditor to periodically review with the independent auditor problems or difficulties, if any, encountered during the course of the Company's audit, including any restriction on the scope of work or access to required information, if any, and management's response. There were no such difficulties or restrictions in scope or access noted during the course of the Company's 2005 audit.

The Audit Committee discusses with management and the independent auditor the Company’s annual audited and quarterly unaudited financial statements which are included in the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, respectively, including disclosures made in ‘‘Management’s Discussion and Analysis of Financial Condition and Results of Operations,’’ and discusses generally the Company's earnings press releases and the type of financial information and earnings guidance provided to analysts and rating agencies, if any.

With respect to the internal audit function and internal controls, the Audit Committee reviews the composition, functions, staffing, budget and performance of the internal audit group on an annual basis and discusses the Company's risk assessment and risk management guidelines and policies.

Complaint Procedures

The Audit Committee has established procedures for:

(a)	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters; and

(b)	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

The complaint procedures referred to in subparagraphs (a) and (b) above are described in the Audit Committee's charter, a printable and current copy of which is available on the Company's investor relations website, www.revloninc.com, under the heading ‘‘Corporate Governance.’’

Audit Committee Oversight of Financial Reporting and Internal Control Over Financial Reporting

Management is responsible for the Company's financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles and for establishing and maintaining adequate internal control over financial reporting as defined in Rules 13a-15(f) and 15d-15(f) under the Exchange Act.

The Company's management is also responsible for evaluating the effectiveness of the Company's internal control over financial reporting using suitable control criteria, supporting its evaluation with sufficient evidence, including documentation, and presenting a written assessment of the effectiveness of the Company's internal control over financial reporting as of the end of the Company's most recent fiscal year. The Company’s management assessed the effectiveness of its internal control over financial reporting as of December 31, 2005 and in making this assessment used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission in Internal Control-Integrated Framework (the ‘‘COSO Criteria’’) in accordance with the standards of the Public Company Accounting Oversight Board (United States) (the ‘‘PCAOB’’). The Company’s management determined that as of December 31, 2005, the Company's internal control over financial reporting was effective, as reported on page 47 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the ‘‘2005 Form 10-K’’).

The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements in accordance with the standards of the PCAOB and issuing a report thereon. The Company's independent registered public accounting firm is also responsible for completing an audit of the Company's internal control over financial reporting and expressing an opinion on management's assessment of the effectiveness of the Company's internal control over financial reporting and an opinion on the effectiveness of the Company's internal control over financial reporting. KPMG LLP, the Company's independent public accounting firm, which audited the Company's financial statements during 2005, also audited, in accordance with the standards of the PCAOB, management's assessment of internal control over financial reporting as of December 31, 2005 and the effective operation of the Company's internal control over financial reporting as of December 31, 2005. KPMG LLP issued an audit report, dated March 1, 2006, which appears on page F-3 of the 2005 Form 10-K and, based on the COSO Criteria, expressed an unqualified opinion on management's assessment of, and on the effective operation of, the Company's internal control over financial reporting.

The Audit Committee's responsibility is, in an oversight role, to monitor, oversee and review these processes. In this context, the Audit Committee met and held discussions with management, the Company's internal auditors and the independent registered public accounting firm on a regular basis during 2005, including regular executive sessions with the Company's independent registered public accounting firm. The Audit Committee reviewed management's assessment of the Company's internal control over financial reporting as of December 31, 2005, which is included in Item 9A. ‘‘Controls and Procedures’’ of the 2005 Form 10-K for the fiscal year ended December 31, 2005, as well as KPMG LLP's Reports of Independent Registered Public Accounting Firm (also included in the 2005 Form 10-K), which relate to KPMG LLP's audits of: (i) the Company's consolidated financial statements, (ii) management's assessment of the effectiveness of the Company's internal control over financial reporting and (iii) the effectiveness of the Company's internal control over financial reporting.

Management represented to the Audit Committee that the Company's audited consolidated financial statements for the fiscal year 2005 were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm.

The Audit Committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61 (Codification of Statements on Auditing Standards, AU Section 380), including information concerning the scope and results of the audit and information relating to KPMG LLP's judgments about the quality, and not just the acceptability, of the Company's accounting principles. These communications and discussions are intended to assist the Audit Committee in overseeing the Company's financial reporting and disclosure process. The Audit Committee has received the written disclosures and the letter from the Company's independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) describing all relationships between the independent registered public accounting firm and the Company that might bear on the independent registered public accounting firm's independence, and the Audit Committee has discussed with the independent registered public accounting firm that firm's independence. The Audit Committee also reviewed, among other things, the amount of fees paid to the independent registered public accounting firm for audit and permissible non-audit services (see ‘‘Audit Fees’’ on page 43 of this Proxy Statement). The Audit Committee has satisfied itself that KPMG LLP's provision of audit and non-audit services to the Company is compatible with KPMG LLP's independence.

Based on the Audit Committee's review of and discussions regarding the Company's audited consolidated financial statements and the Company's internal control over financial reporting with management, the Company's internal auditors and the independent registered public accounting firm and the other reviews and discussions with the independent registered public accounting firm referred to in the preceding paragraph, subject to the limitations on the Audit Committee's roles and responsibilities described above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the Company's audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Respectfully submitted,

Audit Committee
Alan S. Bernikow, Chairman
Edward J. Landau, Esq.
Paul J. Bohan
Meyer Feldberg

Compensation Committee

While the Company is a ‘‘controlled company’’ and is not required under the NYSE's listing standards to have a compensation committee (which, under the NYSE's listing standards, would otherwise be required to be comprised entirely of independent directors), the Company has a Compensation Committee (comprised of Messrs. Landau (Chairman), Gittis and Wolfe), including two directors (Messrs. Landau and Wolfe) whom the Board has determined qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence. The Compensation Committee operates under a comprehensive written charter, a printable and current copy of which is available on the Company's investor relations website, www.revloninc.com, under the heading ‘‘Corporate Governance.’’

The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates the CEO's performance in light of those goals and objectives and determines, either as a committee or together with the Board of Directors, the CEO's compensation level based on such evaluation, and reviews and approves compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Company's executive bonus plan as it is currently in effect and as it may be amended from time to time, including the Revlon Executive Bonus Plan (the ‘‘Executive Bonus Plan’’)) for the Company's executive officers, other than the Chief Executive Officer, and such other employees of the Company as the Compensation Committee determines necessary or desirable from time to time. The Compensation Committee also reviews and approves awards (‘‘Awards’’) pursuant to the Amended and Restated Revlon, Inc. Stock Plan (the ‘‘Stock Plan’’) and administers such plan. Each of the members of the Compensation Committee served as a member of the Compensation Committee during all of 2005, and each remains a member of the Compensation Committee as of the date of the annual Compensation Committee Report on Executive Compensation included in this Proxy Statement (see ‘‘— Compensation Committee Report on Executive Compensation’’).

Pursuant to the terms of the Company's executive bonus plan as in effect for 2005 and the Revlon Executive Bonus Plan, the Compensation Committee may delegate to an administrator (who must be an employee or officer of the Company) (the ‘‘Compensation Administrator’’) the power and authority to administer the executive bonus plan for employees of the Company, other than the Company's Chief Executive Officer and other covered employees as defined in Treasury Regulation §1.162-27(c)(2) (‘‘Section 162(m) Officers’’), which would include the authority to set business and personal performance objectives, to determine whether such objectives were met, to determine whether bonus awards would be paid out and to determine whether an award should be reduced or eliminated. During 2005, the Compensation Committee approved specific net sales and EBITDA objectives that were used by the Company's Chief Executive Officer and Executive Vice President, Human Resources to determine bonus amounts for eligible employees in respect of 2005 (but not for any Section 162(m) Officers) (see ‘‘— Compensation Committee Report on Executive Compensation — Annual Cash Bonus and Long-Term Incentive Compensation — Executive Bonus Plan’’).

Section 157(c) of the Delaware General Corporation Law (the ‘‘DGCL’’) provides that the Company's Board of Directors (or the Compensation Committee acting on behalf of the Board) may authorize one or more officers of the Company to designate officers and employees of the Company or of any of its subsidiaries to be issued options or rights under the Stock Plan and to determine the number of options or rights to be issued to such officers and employees. The terms of the Awards, including the exercise price of any options (which may be determined pursuant to a formula, which in the case of the Stock Plan is the closing price of the Class A Common Stock on the NYSE on the grant date), as well as the total number of options or rights that may be awarded by the designated officer, must be set by the Board of Directors or the Compensation Committee acting on behalf of the Board. The designated officer may not, however, designate himself or herself as a recipient of an Award under the Stock Plan; any such Award to the designated officer must be approved by the Board or the Compensation Committee acting on behalf of the Board.

In this regard, in November 2004, to facilitate routine awards of relatively small option grants, the Compensation Committee approved a delegation to the Company's Chief Executive Officer and Executive Vice President, Human Resources of its authority to authorize option grants under the Stock Plan with respect to an aggregate of 300,000 shares of the Company's Class A Common Stock to new hires, promoted employees and pursuant to other contractual arrangements during the remainder of 2004 and 2005 (but not for any Section 162(m) Officers). In November 2005, the Compensation Committee approved a delegation to the Company's Chief Executive Officer and Executive Vice President, Human Resources with respect to an aggregate of an additional 300,000 shares of the Company's Class A Common Stock to new hires, promoted employees and pursuant to other contractual arrangements during 2006 (again not for any Section 162(m) Officers). The grants made pursuant to the delegated authority may only be made in accordance with specific guidelines approved by the Compensation Committee, including that no individual grant made pursuant to the delegated authority shall exceed 30,000 shares and, as noted, no grants may be made to Section 162(m) Officers.

During 2005, following full consideration and consultation with Mercer Human Resource Consulting, an independent, nationally-recognized compensation consultant (‘‘Mercer’’), the Compensation Committee approved Awards of stock options to certain Named Executive Officers (as defined below), certain members of the Company's management Executive Committee, currently comprised of the 11 most senior executives at the Company (including the Named Executive Officers), and other key employees. The Compensation Committee expressly approved each of these specific grants of options, which have terms of seven years, become exercisable in 25% increments on each anniversary of the grant date and have an exercise price equal to the per share closing market price on the NYSE of the Company's Class A Common Stock on the grant date.

Nominating and Corporate Governance Committee

While the Company is a ‘‘controlled company’’ and is not required under the NYSE's listing standards to have a nominating and corporate governance committee (which, under the NYSE's listing standards, would otherwise be required to be comprised entirely of independent directors), the Company has a Nominating Committee, which is comprised entirely of directors whom the Board of Directors has determined qualify as independent directors within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence. The members of the Nominating Committee are Messrs. Bernikow, Feldberg (Chairman) and Wolfe and Ms. Gosden Robinson. The functions of the Nominating Committee include, among other things, the following:

•	identifying individuals qualified to become Board members;

•	selecting or recommending to the Board proposed nominees for Board membership;

•	recommending to the Board directors to serve on each of the Board's standing committees;

•	evaluating the Board's performance;

•	evaluating the CEO's and senior management's performance;

•	ensuring that succession planning takes place for the Chief Executive Officer and other senior management positions; and

•	periodically reviewing the Board's Corporate Governance Guidelines and recommending changes, if any.

The Nominating Committee operates under a comprehensive written charter, a printable and current copy of which is available on the Company's investor relations website, www.revloninc.com, under the heading ‘‘Corporate Governance.’’

The Nominating Committee identifies individuals qualified to become members of the Board when any vacancy occurs on the Board by reason of disqualification, resignation, retirement, death or an increase in the size of the Board, and selects or recommends that the Board select director nominees for each annual meeting of stockholders and director nominees to fill vacancies on the Board that may occur between annual meetings of stockholders. During 2005, as a result of a comprehensive process that the Nominating Committee had followed in identifying candidates for the Board, including retaining a nationally-recognized search firm, reviewing candidates' backgrounds and credentials and meeting with numerous candidates, the Nominating Committee recommended to the Board that, subject to the Board's confirmation of their independence within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence, the Board take action to expand the Board from 10 to 12 members and elect Mmes. Lee and Seifert to serve as members of the Company's Board of Directors, effective January 1, 2006. The Board subsequently took such action.

The Nominating Committee will also consider director candidates recommended by stockholders. The process by which the Nominating Committee evaluates candidates submitted by stockholders does not differ from the process it follows for evaluating other nominees. The Nominating Committee may also take into consideration the number of shares held by the recommending stockholder, the length of time that such shares have been held and the number of candidates submitted by each stockholder or group of stockholders over the course of time. Stockholders desiring to submit candidates for director must submit their recommendation in writing (certified mail – return receipt requested) to the Secretary of the

Company, at Revlon, Inc., 237 Park Avenue, New York, New York 10017, attention: Secretary. The Nominating Committee will accept recommendations of director candidates throughout the year; however, in order for a recommended director candidate to be considered by the Nominating Committee for nomination to stand for election at an upcoming annual meeting of stockholders, the recommendation must be received by the Corporate Secretary not less than 120 days prior to the anniversary date of the Company's most recent annual meeting of stockholders. To have a candidate considered by the Nominating Committee, a stockholder must, subject to further requests for information from the Nominating Committee, initially provide the following information:

•	the name and address of the stockholder, evidence of such stockholder's ownership of the Company's Common Stock, including the number of shares owned and the length of time of ownership, and a statement as to the number of director candidates such stockholder has submitted to the Nominating Committee during the period that such stockholder has owned shares of the Company's Common Stock, including the names of any candidates previously submitted by such stockholder;

•	the name of the candidate;

•	the candidate's resume or a listing of his or her qualifications to be a director of the Company;

•	any other information regarding the candidate that would be required to be disclosed in a proxy statement filed with the SEC if the candidate were nominated for election to the Board; and

•	the candidate's consent to be named as a director if selected by the Nominating Committee and nominated by the Board.

In evaluating nominees for director, the Nominating Committee is guided by, among other things, the principles for Board membership expressed in the Company's Corporate Governance Guidelines, which are available on the Company's investor relations website, www.revloninc.com, under the heading ‘‘Corporate Governance.’’ The Nominating Committee does not set specific, minimum qualifications that nominees must meet but rather, in identifying and considering candidates for nomination to the Board, the Nominating Committee considers, in addition to the requirements set out in the Company's Corporate Governance Guidelines and the Nominating Committee's charter, the quality of the candidate's experience, the needs of the Company and the range of talent and experience represented on the Board. In its assessment of each potential candidate, the Nominating Committee will consider the nominee's reputation, judgment, accomplishments in present and prior positions, independence, knowledge and experience that may be relevant to the Company, and such other factors as the Nominating Committee determines are pertinent in light of the current needs of the Board. The Nominating Committee identifies potential nominees from various sources such as officers, directors and stockholders and from time to time retains the services of third party consultants to assist it in identifying and evaluating nominees.

Non-Management Executive Sessions

The Company's Corporate Governance Guidelines provide that the Company's Board of Directors will meet in executive session without any member of the Company's management being present. The Company's independent directors will also meet in at least one non-management executive session per year attended only by independent directors. The presiding director at such non-management executive sessions of the Board is determined in accordance with the applicable provisions of the Company's By-laws, such that the Chairman of the Board of Directors or, in his absence, a director chosen by a majority of the directors present at the non-management executive sessions, will preside at such meetings. The Board of Directors met in executive session and in non-management executive session during 2005.

Compensation of Directors

Directors who currently are not receiving compensation as officers or employees of the Company or any of its affiliates (‘‘Non-Employee Directors’’) are paid an annual retainer fee of $35,000, payable in quarterly installments, a fee of $1,000 for each meeting of the Board of Directors or any committee (other than the Audit Committee) that they attend and annual Awards under the Stock Plan pursuant to a formula. The Compensation Committee determines a maximum face value of the annual option grant each year for each Non-Employee Director (which face value amount cannot exceed $100,000 in any given year and was set at $75,000 for each of 2004 and 2005), and the face value amount is divided by the closing price on the NYSE of the Company's Class A Common Stock on the date of the grant to determine the number of options to be granted to the Non-Employee Director. On March 7, 2005, the Compensation Committee granted each of the Non-Employee Directors options to purchase 29,412 shares of Class A Common Stock ($75,000 divided by $2.55, the per share closing market price on the NYSE of the Company's Class A Common Stock on the grant date), which options consist of non-qualified options having a term of seven years, became exercisable as to 25% of the Award under the Stock Plan on March 7, 2006, and thereafter become cumulatively exercisable in additional 25% increments on each subsequent March 7th, and have an exercise price equal to $2.55, the per share closing market price on the NYSE of the Company's Class A Common Stock on the grant date (the ‘‘2005 Non-Employee Director Awards’’).

In recognition of the increased responsibilities that have arisen as a result of the passage of the Sarbanes-Oxley Act of 2002 and revised SEC and NYSE rules, and based upon the advice of independent compensation consultants, members of the Audit Committee are paid an annual Audit Committee retainer fee of $10,000, in addition to the aforementioned annual retainer fee for Board membership, and a per meeting fee of $1,500 for each meeting of the Audit Committee that they attend. Non-Employee Directors who serve as chairman of the Audit Committee, Nominating Committee and Compensation Committee each receive an annual retainer fee of $10,000 per annum, in addition to any other retainer or meeting fees they receive.

Messrs. Bernikow and Landau are also non-employee members of the Board of Directors of Products Corporation, for which they are paid an annual retainer fee of $25,000 per annum and a meeting fee of $1,000 for each meeting of the Board of Directors of Products Corporation that they attend.

Consistent with the summaries set forth above, the following chart shows all compensation paid by the Company to the Non-Employee Directors during 2005, including Board of Directors and applicable Board committee retainer and meeting fees. The chart does not show any compensation for Mmes. Lee or Seifert, as each became a member of the Company's Board of Directors effective January 1, 2006.

Non-Employee Director	Total Board Retainer and Committee Meeting Fees	Grant Date Present Value of 2005 Non-Employee Director Awards (a)	Total
Alan Bernikow	$70,500	$40,127	$110,627
Paul J. Bohan	$64,500	$40,127	$104,627
Meyer Feldberg	$80,500	$40,127	$120,627
Edward J. Landau	$77,000	$40,127	$117,127
Linda Gosden Robinson	$56,000	$40,127	$96,127
Kenneth L. Wolfe	$53,000	$40,127	$93,127

(a)	Grant Date Present Values for the 2005 Non-Employee Director Awards were calculated using the Black-Scholes option pricing model, using the March 7, 2005 grant date with respect to such Awards. Stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating such Grant Date Present Values: (i) a risk-free interest rate of return of 3.96%; (ii) expected stock price volatility of approximately 61%, based upon the volatility of the stock price of Class A Common Stock; (iii) a constant dividend rate of zero percent; and (iv) an estimated life of 4.75 years from the grant date. No adjustments to the theoretical value were made to reflect the waiting period, if any, prior to vesting of the stock options or the transferability (or restrictions related thereto) of the stock options. The real value of the options in the table depends upon the actual performance of Revlon, Inc.'s Class A Common Stock on the NYSE during the applicable period and upon exercise.

EXECUTIVE OFFICERS

The following table sets forth each of the executive officers of the Company as of December 31, 2005, except for Mr. Kennedy who became an executive officer effective in March 2006 upon the filing of the Company's and Products Corporation's Form 10-K's for the year ended December 31, 2005:

Name	Position
Jack L. Stahl	President and Chief Executive Officer
Thomas E. McGuire	Executive Vice President and Chief Financial Officer
David L. Kennedy	Executive Vice President
Robert K. Kretzman	Executive Vice President, General Counsel and Secretary

The following sets forth the ages, positions held with the Company and selected biographical information for the executive officers of the Company, in each case as of December 31, 2005, except for Mr. Stahl, whose biographical information is included on page 5 with the other Directors of the Company:

Mr. McGuire (51) served as Executive Vice President and Chief Financial Officer of the Company and of Products Corporation from August 2003 through early March 2006. In early March 2006, Mr. McGuire rotated positions with Mr. Kennedy and became Executive Vice President and President of the Company's and Products Corporation's international operations. Mr. McGuire was the Founder and Chief Executive Officer of Human Capital Formation, LLC from August 2001 until August 2003. Mr. McGuire was the Chief Operating Officer of Zyman Marketing Group from July 2000 until May 2001. From March 1982 until June 2000, Mr. McGuire held various professional staff and senior financial executive positions at Coca-Cola, including positions in its international businesses.

Mr. Kennedy (59) served as Executive Vice President and President of the Company's and Products Corporation's international operations from June 2002 until early March 2006. In early March 2006, Mr. Kennedy rotated positions with Mr. McGuire and became Executive Vice President and Chief Financial Officer of the Company and of Products Corporation. From November 2001 until January 2002, Mr. Kennedy served as a financial consultant. From 1998 until 2001, Mr. Kennedy was Managing Director of Coca-Cola Amatil Limited, a publicly-traded company headquartered in Sydney, Australia and listed on the Sydney Stock Exchange. Prior to 1998, Mr. Kennedy held several senior management and senior financial positions with Coca-Cola and its divisions and affiliated companies, which he joined in 1980, including various senior financial positions responsible for financial reporting, internal audit, budgeting and forecasting, as well as serving as General Manager of the Coca-Cola USA Fountain Division from 1992 to 1997.

Mr. Kretzman (54) has been Executive Vice President, Chief Legal Officer, General Counsel and Secretary of the Company and of Products Corporation since December 2003. Mr. Kretzman served as Senior Vice President, General Counsel and Secretary of the Company and of Products Corporation from January 2000 until December 2003. Prior to becoming General Counsel, Mr. Kretzman served as Senior Vice President, Deputy General Counsel and Secretary from March 1998 to January 2000, as Vice President, Deputy General Counsel and Secretary from January 1997 to March 1998, and as Vice President and Secretary from September 1992 to January 1997. Mr. Kretzman joined the Company in 1988 as Senior Counsel responsible for mergers and acquisitions. Mr. Kretzman has also served as the Company's Chief Compliance Officer since January 2000.

The following table sets forth information for the years indicated concerning the compensation awarded to, earned by or paid to the persons who served as Chief Executive Officer of the Company during 2005 and the four most highly paid executive officers (see footnote (a) below), other than the Chief Executive Officer, who served as executive officers of the Company during 2005 (collectively, the ‘‘Named Executive Officers’’), for services rendered in all capacities to the Company and its subsidiaries during such periods.

Summary Compensation Table

		Annual Compensation (a)			Long-Term Compensation Awards
Name And Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Awards ($) (b)	Securities Underlying Options	All Other Compensation ($)
Jack L. Stahl	2005	1,300,000	—	80,634	—	—	158,505
President and Chief	2004	1,300,000	455,000	95,677	8,181,000	5,520,000	173,631
Executive Officer (c)	2003	1,300,000	—	103,244	—	100,000	173,277
Thomas E. McGuire	2005	524,231	41,635	57,722	—	130,000	97,116
Executive Vice President	2004	500,000	735,000	88,973	590,850	995,000	128,631
and Chief Financial	2003	182,692	—	18,678	150,500	100,000	25,224
Officer (d)
Robert K. Kretzman	2005	521,880	113,985	12,573	—	120,000	11,902
Executive Vice President,
Chief Legal Officer, General Counsel and Secretary (e)

(a)	The amounts shown in Annual Compensation for 2005, 2004 and 2003 reflect salary, bonus and other annual compensation (including, as required to be disclosed in accordance with Item 402 of Regulation S-K promulgated under the Exchange Act, perquisites and other personal benefits valued in excess of $50,000) and amounts reimbursed for payment of taxes awarded to, earned by or paid to the persons listed for services rendered to the Company and its subsidiaries. For the periods reported, the Company had an executive bonus plan in which executives participated (including Messrs. Stahl, McGuire and Kretzman) (see ‘‘— Employment Agreements’’). The executive bonus plan provided for payment of cash compensation upon the achievement of predetermined business and personal performance objectives during the calendar year that are established by the Compensation Committee, except that in respect of 2003, as a result of the non-attainment of bonus objectives for that year, the Compensation Committee determined that no bonuses would be payable under the executive bonus plan or any other incentive compensation plan of the Company for that year. In addition, no salary increases were provided in 2004 and the Company's bonus plan targets for 2004 and 2005 were set at 50% and 75%, respectively, of the regular bonus targets. For 2005, the Company is reporting the compensation of Messrs. Stahl, McGuire and Kretzman, its only executive officers during 2005.

(b)	See footnotes (c), (d) and (e) below for information concerning the number, value and vesting schedules on restricted stock awards to the Named Executive Officers under the Stock Plan. The options granted to Named Executive Officers during 2005 pursuant to the Stock Plan are discussed below under ‘‘Option Grants in the Last Fiscal Year.’’

(c)	Mr. Stahl became President and Chief Executive Officer of the Company during February 2002. In March 2006, Mr. Stahl was entitled to receive a bonus of $373,190, which he had earned in respect of 2005 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2005 by the Compensation Committee. Mr. Stahl waived receipt of such bonus to help fund, in part, discretionary bonuses to participants in the Executive Bonus Plan in recognition of the Company’s significant achievements during 2005, including the launch of the Company’s new Vital Radiance brand and the restage of Almay; securing an approximately 23% increase in shelf space commitments at U.S. retail customers; growth in the U.S. market share for color cosmetics, hair color and beauty tools; the successful refinancing of the Company’s debt which was scheduled to mature in 2006 and extending its term through 2011; and the development of a new fragrance for the Company’s re-entry into the prestige distribution channel. The amount shown for Mr. Stahl under Other Annual Compensation for 2005 includes $80,634 in respect of gross ups for taxes on imputed income arising out of (x) personal use of a Company-provided automobile, (y) premiums paid or reimbursed by the Company in respect of life insurance and (z) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement, as amended. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. Stahl's compensation for 2005 also included (i) $5,652 in respect of use of a Company-provided automobile, (ii) $12,782 in reimbursements under the Company's Executive Medical Plan, (iii) $39,014 in premiums paid by the Company in respect of supplemental long-term disability insurance and (iv) $8,500 for tax preparation expenses in 2005. The amount shown under All Other Compensation for 2005 reflects (i) $16,237 in respect of life insurance premiums, (ii) $135,968 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 (prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibitions on loans to executive officers) to purchase a principal residence in the New York metropolitan area pursuant to his employment agreement (see ‘‘— Employment Agreements") and (iii) $6,300 in respect of matching contributions under the 401(k) Plan.

In March 2005, Mr. Stahl received a bonus of $455,000 in respect of 2004 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2004 by the Compensation Committee. The amount shown for Mr. Stahl under Other Annual Compensation for 2004 includes $95,677 in respect of gross ups for taxes on imputed income arising out of (x) personal use of a Company-provided automobile, (y) premiums paid or reimbursed by the Company in respect of life insurance and (z) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement, as amended. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. Stahl's compensation for 2004 also included (i) $21,188 in respect of use of a Company-provided automobile, (ii) $11,886 in reimbursements under the Company's Executive Medical Plan, (iii) $28,028 in premiums paid by the Company in respect of supplemental long-term disability insurance and (iv) $8,500 for tax preparation expenses in 2004. The amount shown under All Other Compensation for 2004 reflects (i) $16,513 in respect of life insurance premiums, (ii) $135,968 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 (prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibitions on loans to executive officers) to purchase a principal residence in the New York metropolitan area pursuant to his employment agreement (see ‘‘— Employment Agreements"), (iii) $6,150 in respect of matching contributions under the 401(k) Plan and (iv) $15,000 in respect of matching contributions under the Revlon Excess Savings Plan for Key Employees (the ‘‘Excess Savings Plan’’). On April 14, 2004, Mr. Stahl was awarded a grant of 2,700,000 shares of restricted stock under the Stock Plan. One third of Mr. Stahl's 2004 restricted stock Award vested on April 14, 2005 and, provided Mr. Stahl remains continuously employed by the Company, or if he is terminated by the Company without ‘‘cause’’ or if he terminates his employment for ‘‘good reason’’ (as each such term is described in Mr. Stahl's employment agreement, as amended), his 2004 restricted stock Award will vest as to an additional one-third on each subsequent anniversary of the grant date. No dividends will be paid on unvested restricted stock granted to Mr. Stahl in 2004. The value of the restricted stock Awards granted to Mr. Stahl on April 14, 2004 as reflected in the table is based on the $3.03 per share closing market price of Revlon, Inc.'s Class A Common Stock on the NYSE on the grant date, provided, however, only one-third of Mr. Stahl's restricted stock Award had vested as of December 31, 2005 and those vested shares were valued at $2,727,000 on the same basis. The value of these restricted stock Awards as of December 31, 2005 was $8,370,000, based on a per share price of $3.10, the per share closing market price of Revlon, Inc.'s Class A Common Stock on the NYSE on December 31, 2005, provided, however, because only one-third of Mr. Stahl's restricted stock Award had vested as of December 31, 2005, those vested shares were valued at $2,790,000 on the same basis.

The amount shown for Mr. Stahl under Other Annual Compensation for 2003 includes $103,244 in respect of gross ups for taxes on imputed income arising out of (i) personal use of a Company-provided automobile, (ii) premiums paid or reimbursed by the Company in respect of life insurance and (iii) reimbursements for mortgage principal and interest payments pursuant to Mr. Stahl's employment agreement, as amended. The amount shown under All Other Compensation for 2003 reflects (i) $16,309 in respect of life insurance premiums, (ii) $135,968 of additional compensation in respect of interest and principal payments on a mortgage loan which Products Corporation made to Mr. Stahl on May 20, 2002 to purchase a principal residence in the New York metropolitan area pursuant to his employment agreement (see ‘‘— Employment Agreements’’), (iii) $6,000 in respect of matching contributions under the 401(k) Plan and (iv) $15,000 in respect of matching contributions under the Excess Savings Plan.

Mr. Stahl's employment agreement was amended on December 17, 2004 to extend the term for three years and to provide that in the event that Mr. Stahl is terminated without ‘‘cause’’ or if he terminates his employment for ‘‘good reason,’’ the stock option awards granted to Mr. Stahl on February 17, 2002, May 19, 2003 and April 14, 2004, and the restricted stock awards granted to Mr. Stahl on February 17, 2002 and April 14, 2004, shall continue to vest in accordance with their terms as if Mr. Stahl's employment had not been terminated and he had remained employed by the Company, and those stock option awards shall remain exercisable until the later of (i) one year after such existing option award becomes 100% fully vested and exercisable or (ii) 18 months following Mr. Stahl's termination of employment, but in no event beyond the original option term of each such award.

(d)	Mr. McGuire served as Executive Vice President and Chief Financial Officer of the Company from August 2003 until early March 2006. In early March 2006, Mr. McGuire became Executive Vice President and President of the Company's international operations. In March 2006, Mr. McGuire received a bonus of $41,635 in respect of 2005 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2005 by the Compensation Committee. The amount shown for Mr. McGuire under Other Annual Compensation for 2005 includes $57,722 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 2005. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. McGuire's compensation for 2005 also included $15,000 in respect of a cash car allowance. The amount shown under All Other Compensation for 2005 reflects (i) $88,078 in Company-paid expenses for temporary corporate housing and travel to and from Atlanta pending his relocation to the New York metropolitan area, (ii) $6,300 in respect of matching contributions under the 401(k) Plan and (iii) $2,739 in respect of life insurance premiums.

In March 2005, Mr. McGuire received a bonus of $135,000 in respect of 2004 pursuant to the terms of the executive bonus plan, $70,875 of which was based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2004 by the Compensation Committee and $64,125 of which was a discretionary bonus approved by the Compensation Committee in recognition of, among other things, Mr. McGuire's significant contributions to the Company's refinancing activities during 2004. In addition, pursuant to the terms of his employment agreement, in January 2005 Mr. McGuire received a $600,000 retention incentive in respect of 2004, intended to assist him towards funding the purchase of a home in the New York metropolitan area (see ‘‘— Employment Agreements’’). The amount shown for Mr. McGuire under Other Annual Compensation for 2004 includes $88,973 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 2004. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. McGuire's compensation for 2004 also included $15,000 in respect of a cash car allowance. The amount shown under All Other Compensation for 2004 reflects (i) $119,835 in Company-paid expenses for temporary corporate housing and travel to and from Atlanta pending his relocation to the New York metropolitan area and (ii) $2,546 in respect of life insurance premiums. On April 14, 2004, Mr. McGuire was awarded a grant of 195,000 shares of restricted stock under the Stock Plan. One-third of Mr. McGuire's restricted stock Award vested on April 14, 2005 and, provided Mr. McGuire remains continuously employed by the Company, his 2004 restricted stock Award will vest as to an additional one-third on each subsequent anniversary of the grant date.

No dividends will be paid on the unvested restricted stock granted to Mr. McGuire in 2004. The value of the restricted stock Awards granted to Mr. McGuire on April 14, 2004 as reflected in the table is based on the $3.03 per share closing market price of Revlon, Inc.'s Class A Common Stock on the NYSE on that date, provided, however, only one-third of Mr. McGuire's restricted stock Award had vested as of December 31, 2005 and those vested shares were valued at $196,950 on the same basis. The value of these restricted stock Awards as of December 31, 2005 was $604,500, based on a per share price of $3.10, the per share closing market price of Revlon, Inc.'s Class A Common Stock on the NYSE on December 31, 2005, provided, however, only one-third of Mr. McGuire's restricted stock Award had vested as of December 31, 2005 and those vested shares were valued at $201,500 on the same basis.

The amount shown for Mr. McGuire under Other Annual Compensation for 2003 includes $18,678 in respect of gross ups for taxes on imputed income arising out of relocation expenses paid or reimbursed by the Company in 2003. The amount shown under All Other Compensation for 2003 reflects (i) $24,732 in Company-paid relocation expenses and (ii) $492 in respect of premiums under the Company’s basic life insurance program. On August 18, 2003 (the ‘‘2003 McGuire Grant Date’’), Mr. McGuire was awarded 50,000 shares of restricted stock under the Stock Plan. Provided Mr. McGuire remains continuously employed by the Company, his 2003 restricted stock Award will vest as to one-third of the restricted shares on the day after which the 20-day average of the closing price of Class A Common Stock on the NYSE equals or exceeds $20.00 per share, an additional one-third of such restricted shares will vest on the day after which such 20-day average closing price equals or exceeds $25.00 per share and the balance will vest on the day after which such 20-day average closing price equals or exceeds $30.00 per share, provided (i) subject to clause (ii) below, no portion of Mr. McGuire's 2003 restricted stock Award was to vest until the second anniversary of the 2003 McGuire Grant Date, (ii) all of the shares of restricted stock awarded to Mr. McGuire in 2003 will vest immediately in the event of a ‘‘change in control’’ (as defined in Mr. McGuire's restricted stock agreement) and (iii) all of the shares of restricted stock granted to Mr. McGuire in 2003 that have not previously vested will fully vest on the third anniversary of the 2003 McGuire Grant Date. No dividends will be paid on the unvested restricted stock granted to Mr. McGuire in 2003. The value of the restricted stock Awards granted to Mr. McGuire on the 2003 McGuire Grant Date (none of the Award had vested as of December 31, 2005) as reflected in the table is based on the $3.01 per share closing market price of Revlon, Inc.'s Class A Common Stock on the NYSE on the 2003 McGuire Grant Date. The value of these restricted stock Awards as of December 31, 2005 was $155,000, based on a per share price of $3.10, the per share closing market price of Revlon, Inc.'s Class A Common Stock on the NYSE on December 31, 2005.

(e)	Mr. Kretzman, Executive Vice President, Chief Legal Officer, General Counsel and Secretary of Revlon, Inc. and of Products Corporation, became an executive officer effective in March 2005. In March 2006, Mr. Kretzman received a bonus of $113,985 in respect of 2005 pursuant to the terms of the executive bonus plan, and based upon the achievement of certain predetermined, objective performance-based bonus criteria that had been established in early 2005 by the Compensation Committee. The amount shown for Mr. Kretzman under Other Annual Compensation for 2005 includes $12,573 in respect of gross ups for taxes on imputed income arising out of personal use of a Company-provided automobile. In addition, although not required to be disclosed in the Summary Compensation Table above pursuant to Item 402 of Regulation S-K, Mr. Kretzman's compensation for 2005 also included (i) $17,007 in respect of use of a Company-provided automobile, (ii) $12,782 in reimbursements under the Company's Executive Medical Plan and (iii) $1,000 for tax preparation expenses in 2005. The amount shown under All Other Compensation for 2005 reflects (i) $5,602 in respect of life insurance premiums and (ii) $6,300 in respect of matching contributions under the 401(k) Plan.

OPTION GRANTS IN THE LAST FISCAL YEAR

During 2005, the following grants of stock options were made pursuant to the Stock Plan to the Named Executive Officers:

	Individual Grants				Grant Date Value (a)
Name	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees In Fiscal Year	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Present Value ($)
Jack L. Stahl	—	—	—	—	—
Thomas E. McGuire	130,000	2.50%	$2.55	3/7/2012	177,359
Robert K. Kretzman	120,000	2.31%	$2.55	3/7/2012	163,716

(a)	Grant Date Present Values were calculated using the Black-Scholes option pricing model. The model used March 7, 2005 as a grant date with respect to options granted to Messrs. McGuire and Kretzman on such date. Stock option models require a prediction about the future movement of stock price. The following assumptions were made for purposes of calculating Grant Date Present Values: (i) a risk-free interest rate of return of 3.96%; (ii) expected stock price volatility of approximately 61%, based upon the volatility of the stock price of Class A Common Stock; (iii) a constant dividend rate of zero percent; and (iv) an estimated life of 4.75 years from the grant date. No adjustments to the theoretical value were made to reflect the waiting period, if any, prior to vesting of the stock options or the transferability (or restrictions related thereto) of the stock options. The real value of the options in the table depends upon the actual performance of Revlon, Inc.'s Class A Common Stock on the NYSE during the applicable period and upon exercise.

The options granted to Messrs. McGuire and Kretzman in 2005 under the Stock Plan were awarded on March 7, 2005 and consist of non-qualified options having a term of seven years, vested 25% on March 7, 2006 and will continue to vest in additional 25% increments on each March 7th thereafter, becoming 100% vested on March 7, 2009. These options have an exercise price equal to $2.55, the per share closing market price on the NYSE of the Company's Class A Common Stock on such grant date, as indicated in the table above.

AGGREGATED OPTION EXERCISES IN LAST
FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

The following chart shows the number of stock options exercised during 2005 and the 2005 year-end value of the stock options held by the Named Executive Officers:

Name	Shares Acquired on Exercise During 2005	Value Realized During 2005	Number of Securities Underlying Unexercised Options at Fiscal Year-End Exercisable/Unexercisable at December 31, 2005 (#)	Value of In-The-Money Options at Fiscal Year-End Exercisable/Unexercisable at December 31, 2005 (a) ($)
Jack L. Stahl	—	—	2,810,000/3,210,000	193,700/193,700
Thomas E. McGuire	—	—	547,500/677,500	39,325/110,825
Robert K. Kretzman	—	—	595,000/597,500	33,425/99,425

(a)	Amounts shown as value of in-the-money options represent the difference between the exercise price of the options (exercisable or unexercisable, as the case may be) and the market value of the underlying shares of Class A Common Stock at year end, calculated using $3.10, the December 31, 2005 closing market price on the NYSE of Revlon, Inc.'s Class A Common Stock. The actual value, if any, an executive may realize upon exercise of a stock option depends upon the amount by which the market price of shares of Class A Common Stock exceeds the exercise price per share when the stock options are exercised.

Employment Agreements

Each of Messrs. Stahl, McGuire and Kretzman has an executive employment agreement with Products Corporation.

Mr. Stahl's employment agreement, as amended and extended (his ‘‘employment agreement’’), provides that he will serve as President and Chief Executive Officer at a base salary of not less than $1,300,000 per annum, and that he receive a bonus of not less than $1,300,000 in respect of 2002 (which bonus was paid in February 2003) and grants of 1,000,000 shares of restricted stock and 400,000 options upon joining the Company in 2002 (which grants were made on February 17, 2002 (the ‘‘2002 Stahl Grant Date’’)). The term of Mr. Stahl's employment agreement ends on February 16, 2008, provided, however, that at any time on or after February 17, 2005, Products Corporation may terminate Mr. Stahl's employment by 36 months' prior written notice of non-renewal of the agreement.

Mr. Stahl's employment agreement provides for participation in the Executive Bonus Plan and other executive benefit plans on a basis equivalent to other senior executives of the Company generally. Mr. Stahl's employment agreement provides for Company-paid supplemental disability insurance and supplemental term life insurance coverage with a death benefit of $10,000,000 during employment. The employment agreement for Mr. Stahl also provides for protection of Company confidential information and includes a non-compete obligation.

Mr. Stahl's employment agreement provides that in the event of termination of the term by Mr. Stahl for ‘‘good reason’’ (as defined in Mr. Stahl's employment agreement), or by the Company (otherwise than for ‘‘cause’’ or ‘‘disability’’ as each such term is defined or described in Mr. Stahl's employment agreement), Mr. Stahl would be entitled, at his election, to severance pursuant to Products Corporation's Executive Severance Policy (see ‘‘Executive Severance Policy’’) (other than the six-month limit on lump sum payments provided for in such policy, which six-month limit provision would not apply to Mr. Stahl); or continued payments of base salary, continued participation in the Company's life insurance plan (which life insurance coverage is subject to a limit of two years) and medical plans subject to the terms of such plans, and continued Company-paid supplemental term life insurance, in each case through the date occurring 36 months after the date of notice of non-renewal, or in the case of medical plan participation only, until such earlier date on which Mr. Stahl were to become covered by like plans of another company. In addition, Mr. Stahl's employment agreement provides that if he remains employed by Products Corporation or its affiliates until age 60, then upon any subsequent retirement he will be entitled to a supplemental pension benefit in a sufficient amount so that his annual pension benefit from all qualified and non-qualified pension plans of Products Corporation and its affiliates, as well as any such plans of Mr. Stahl's past employers or their affiliates (expressed as a straight life annuity), equals $500,000.

If Mr. Stahl's employment were to terminate on or after February 28, 2006 and prior to February 28, 2007, then he would have received 33.32% of the supplemental pension benefit otherwise payable pursuant to his employment agreement and thereafter an additional 8.33% will accrue as of each February 28th on which Mr. Stahl is still employed (but in no event more than would have been payable to Mr. Stahl under the foregoing provision had he retired at age 60). Mr. Stahl would not receive any supplemental pension benefit and any amounts then being paid for supplemental pension benefits would immediately cease if he were to materially breach his employment agreement or be terminated by the Company for ‘‘cause’’ (as defined in Mr. Stahl's employment agreement). Mr. Stahl's employment agreement provides for continuation of group life insurance and executive medical insurance coverage in the event of permanent disability.

Mr. Stahl's employment agreement provides that he was entitled to a loan in March 2002 from Products Corporation to satisfy state, local and federal income taxes (including any withholding taxes) incurred by him as a result of his having made an election under Section 83(b) of the Internal Revenue Code of 1986 (as amended, the ‘‘Code’’) in connection with the 1,000,000 shares of restricted stock that were granted to him by the Company on the 2002 Stahl Grant Date. Mr. Stahl received such loan from Products Corporation in the amount of $1,800,000 in March 2002, prior to the passage of the Sarbanes-Oxley Act of 2002 and its prohibition on loans to executive officers. Interest on such loan is payable at the applicable federal rate. The full principal amount of such loan and all accrued interest is due and payable on February 17, 2007 (the fifth anniversary of the 2002 Stahl Grant Date), provided that if Mr. Stahl terminates his employment for ‘‘good reason’’ or the Company terminates him other than for ‘‘disability’’ or ‘‘cause’’ (as each such term is defined or described in Mr. Stahl's employment agreement), the outstanding balance of such loan and all accrued interest would be forgiven. Such loan is secured by a pledge of the 1,000,000 shares of restricted stock which were granted to Mr. Stahl on the 2002 Stahl Grant Date and such loan and pledge are evidenced by a Promissory Note and a Pledge Agreement, each dated March 13, 2002. Mr. Stahl's employment agreement also provides that he was entitled to a mortgage loan to cover the purchase of a principal residence in the New York metropolitan area and/or a Manhattan apartment, in the principal amount of $2,000,000, which loan was advanced by Products Corporation to Mr. Stahl on May 20, 2002, prior to the passage of the Sarbanes-Oxley Act of 2002. The principal of the mortgage loan is repayable on a monthly basis during the period from June 1, 2002 through and including May 1, 2032, with interest at the applicable federal rate, with the unpaid principal and accrued and unpaid interest due in full 90 days after Mr. Stahl's employment with the Company terminates, whichever occurs earlier. Pursuant to his employment agreement, Mr. Stahl is entitled to receive additional compensation payable on a monthly basis equal to the amount repaid by him in respect of interest and principal on the mortgage loan, plus a gross up for any taxes resulting from such additional compensation. If during the term of his employment agreement Mr. Stahl terminates his employment for ‘‘good reason,’’ or the Company terminates his employment other than for ‘‘disability’’ or ‘‘cause’’ (as each such term is defined or described in Mr. Stahl's employment agreement), the mortgage loan from the Company would be forgiven in its entirety.

Mr. Stahl's employment agreement was amended on December 17, 2004 to extend the term of his agreement to February 16, 2008 and to provide for continued vesting of equity awards previously granted to Mr. Stahl in the event that he is terminated by the Company without ‘‘cause’’ or if Mr. Stahl terminates his employment for ‘‘good reason’’ (as each such term is defined or described in Mr. Stahl's employment agreement). Specifically, in the event that Mr. Stahl is terminated without ‘‘cause’’ or if he terminated his employment for ‘‘good reason,’’ the stock option awards granted to Mr. Stahl on February 17, 2002, May 19, 2003 and April 14, 2004, and the restricted stock awards granted to Mr. Stahl on February 17, 2002 and April 14, 2004, would continue to vest in accordance with their terms as if Mr. Stahl's employment had not been terminated and he had remained employed by the Company, and those stock option awards shall remain exercisable until the later of (i) one year after such existing option award becomes 100% fully vested and exercisable or (ii) 18 months following Mr. Stahl's termination of employment, but in no event beyond the original option term of each such award; provided, however, that as consideration for continued vesting of any option awards or restricted stock awards, as described above, the non-solicitation and non-competition covenants in Mr. Stahl's employment agreement shall remain in effect at least until the date that all existing equity awards are fully vested.

Mr. McGuire's employment agreement with Products Corporation, as amended (as so amended, his ‘‘employment agreement’’), provides that he will have served as Executive Vice President and Chief Financial Officer through early March 2006 and then will serve as Executive Vice President and President of the Company's international operations, or such other duties and responsibilities as may be assigned to him from time to time, at a base salary of not less than $500,000 per annum and that he receive a (i) retention incentive of $600,000 (which was paid on January 13, 2005) to assist him in purchasing a home in the New York metropolitan area, and (ii) grant of (A) 50,000 shares of restricted stock in 2003 (which grant was made on the 2003 McGuire Grant Date), (B) 100,000 options in 2003 (which grant was made on the 2003 McGuire Grant Date), (C) 25,000 options in 2004 (which grant was made on April 14, 2004) and (D) 25,000 options in 2005 (which grant was made on March 7, 2005). Products Corporation may terminate Mr. McGuire's employment agreement effective two years after written notice of non-extension of the agreement. During any period that his employment continues after termination or expiration of the term of his employment agreement, Mr. McGuire would be deemed an employee at will and would be eligible for severance under Products Corporation's Executive Severance Policy (see ‘‘Executive Severance Policy’’), provided that the Severance Period for Mr. McGuire shall not be less than 24 months.

Mr. McGuire's employment agreement provides for participation in the Executive Bonus Plan with specific bonus targets. The employment agreement for Mr. McGuire also provides for protection of Company confidential information and includes a non-compete obligation.

Mr. McGuire's employment agreement provides that in the event of termination of the term by Mr. McGuire for material breach by the Company of a material provision of such agreement or failure of the Compensation Committee to adopt and implement the recommendations of management with respect to stock option or restricted stock grants to be provided under his employment agreement, or by the Company (otherwise than for ‘‘cause’’ as defined in Mr. McGuire's employment agreement or disability), Mr. McGuire would be entitled, at his election, to severance, including participation in the Company's medical plans, pursuant to the Executive Severance Policy (see ‘‘Executive Severance Policy’’) (provided that the Severance Period for Mr. McGuire shall not be less than 24 months) or continued payments of base salary throughout the term and continued participation in the Company's life insurance plan, which life insurance coverage is subject to a limit of two years, and medical plans, subject to the terms of such plans throughout the term or until Mr. McGuire were covered by like plans of another company.

Mr. McGuire's original employment agreement provided that Mr. McGuire was eligible for certain relocation and retention benefits with the expectation that he would sell his home in Atlanta by August 18, 2004 and complete his relocation to New York by October 18, 2004. Due to the significant time that Mr. McGuire spent on the Company's refinancing and debt reduction activities during 2004, which did not permit Mr. McGuire to pursue his relocation, the employment agreement was amended in December 2004 to allow Mr. McGuire until August 18, 2005 to sell his home in Atlanta, until October 18, 2005 to complete his relocation to the New York metropolitan area and to extend the period that Products Corporation's would provide him with reasonable corporate housing until December 31, 2004.

Mr. Kretzman's employment agreement (his ‘‘employment agreement’’) provides that he will serve as Executive Vice President, Chief Legal Officer and General Counsel at a base salary of not less than his current base salary, which for 2005 was $529,000. Products Corporation may terminate Mr. Kretzman's employment agreement effective two years after written notice of non-extension of the agreement. During any period that his employment continues after the termination or expiration of the term of his employment agreement, Mr. Kretzman would be deemed an employee at will and would be eligible for severance under Products Corporation's Executive Severance Policy (see ‘‘Executive Severance Policy’’), provided that the severance period for Mr. Kretzman shall not be less than 24 months.

Mr. Kretzman's employment agreement provides for participation in the Executive Bonus Plan and other executive benefit plans on a basis equivalent to other senior executives of the Company generally. Mr. Kretzman's employment agreement provides for Company-paid supplemental term life insurance coverage of two times Mr. Kretzman's base salary. In addition, Mr. Kretzman's employment agreement provides that he is entitled to receive a retirement benefit at age 62, calculated under the Retirement Plan and Pension Equalization Plan (each as defined below), as if Mr. Kretzman had elected retirement at age 65. The employment agreement for Mr. Kretzman also provides for protection of Company confidential information and includes a non-compete obligation.

Mr. Kretzman's agreement provides that in the event of termination of the term of the employment agreement by Mr. Kretzman for breach by the Company of a material provision of his employment agreement, failure of the Compensation Committee to adopt and implement the recommendations of management with respect to stock option or restricted stock grants to be provided under his employment agreement or for ‘‘good reason’’ (as defined in Mr. Kretzman's employment agreement), or by the Company (otherwise than for ‘‘cause’’ as defined in the employment agreement or for disability), Mr. Kretzman would be entitled, at his election, to severance and benefits continuation pursuant to the Executive Severance Policy (see ‘‘Executive Severance Policy’’) (provided that the Severance Period for Mr. Kretzman shall not be less than 24 months) or continued payments of base salary throughout the term and continued participation in the Company's life insurance plan, subject to a limit of two years, and medical plans, subject to the terms of such plans, throughout the term or until Mr. Kretzman were covered by like plans of another company. Mr. Kretzman's agreement provides for continued vesting of each of the stock option and restricted stock awards granted to Mr. Kretzman prior to November 1, 2002 in the event that he is terminated by the Company without ‘‘cause’’ or if Mr. Kretzman terminates his employment agreement in accordance with its terms. Such awards would continue to vest in accordance with their terms and remain exercisable until one year following the later of: (i) Mr. Kretzman's termination of employment or (ii) the date all such awards became 100% fully vested and exercisable.

Executive Severance Policy

Products Corporation's Executive Severance Policy as in effect on December 31, 2005 provides that upon termination of employment of eligible executive employees, including Messrs. Stahl, McGuire and Kretzman, other than voluntary resignation by the executive or termination by Products Corporation for ‘‘good reason,’’ in consideration for the executive's execution of a release and confidentiality agreement and the Company's standard employee non-competition agreement, the eligible executive may be eligible to receive, in lieu of severance under any employment agreement then in effect or under Products Corporation's basic severance plan, a number of months of severance pay in bi-weekly installments based upon such executive's grade level and years of service, reduced by the amount of any compensation from subsequent employment, unemployment compensation or statutory termination payments received by such executive during the severance period and, in certain circumstances, by the actuarial value of enhanced pension benefits received by the executive, as well as continued participation in medical and certain other benefit plans for the severance period (or in lieu thereof, upon commencement of subsequent employment, a lump sum payment equal to the then present value of 50% of the amount of base salary then remaining payable through the balance of the severance period, generally capped at six months pay and subject to any restrictions under the Code). Pursuant to the Executive Severance Policy, upon meeting the conditions set forth in such policy, as of December 31, 2005, Messrs. Stahl, McGuire and Kretzman could be entitled to severance pay of up to 22, 20 and 24 months of base salary, respectively, at the base salary rate in effect on the date of employment termination, plus continued participation in the medical and dental plans for the same respective periods on the same terms as active employees, provided that under each of Messrs. McGuire's and Kretzman's employment agreements the severance period is at least 24 months and under Mr. Stahl's agreement he is entitled to 36 months' severance. Any compensation and benefits to which Messrs. Stahl, McGuire or Kretzman would be eligible to receive upon termination pursuant to the terms of their employment agreements or the Executive Severance Policy would be subject to applicable restrictions of the Code, if any, including, without limitation, Section 409A of the Code and related regulations.

Defined Benefit Plans

In accordance with the terms of the Revlon Employees' Retirement Plan (the ‘‘Retirement Plan’’), the following table shows the estimated annual retirement benefits payable (as of December 31, 2005) under the non-cash balance program of the Retirement Plan (the ‘‘Non-Cash Balance Program’’) at normal retirement age (65) to a person retiring with the indicated average compensation and years of credited service, on a straight life annuity basis, after Social Security offset, including amounts attributable to the Revlon Pension Equalization Plan, as amended (the ‘‘Pension Equalization Plan’’), as described below.

Highest Consecutive Five-Year Average Compensation During Final 10 Years ($)	Estimated Annual Straight Life Annuity Benefits At Retirement With Indicated Years Of Credited Service ($) (a)
	15	20	25	30	35
600,000	150,183	200,244	250,305	300,366	300,366
700,000	176,183	234,911	293,638	352,366	352,366
800,000	202,183	269,577	336,972	404,366	404,366
900,000	228,183	304,244	380,305	456,366	456,366
1,000,000	254,183	338,911	423,638	500,000	500,000
1,100,000	280,183	373,577	466,972	500,000	500,000
1,200,000	306,183	408,244	500,000	500,000	500,000
1,300,000	332,183	442,911	500,000	500,000	500,000
1,400,000	358,183	477,577	500,000	500,000	500,000
1,500,000	384,183	500,000	500,000	500,000	500,000
2,000,000	500,000	500,000	500,000	500,000	500,000
2,500,000	500,000	500,000	500,000	500,000	500,000

(a)	The normal form of benefit for the Retirement Plan and the Pension Equalization Plan is a straight life annuity.

The Retirement Plan is intended to be a tax qualified defined benefit plan. Non-Cash Balance Program benefits are a function of service and final average compensation. The Non-Cash Balance Program is designed to provide an employee having 30 years of credited service with an annuity generally equal to 52% of final average compensation, less 50% of estimated individual Social Security benefits. Final average compensation is defined as average annual base salary and bonus (but not any part of bonuses in excess of 50% of base salary) during the five consecutive calendar years in which base salary and bonus (but not any part of bonuses in excess of 50% of base salary) were highest out of the last 10 years prior to retirement or earlier termination. Except as otherwise indicated, credited service includes all periods of employment with the Company or a subsidiary prior to retirement or earlier termination. Messrs. Stahl and McGuire do not participate in the Non-Cash Balance Program. The estimated annual benefit payable under the Non-Cash Balance Program as a single life annuity (assuming such plan participant remains employed by the Company until age 65 at his current level of compensation) is $303,700 for Mr. Kretzman.

Effective January 1, 2001, Products Corporation amended the Retirement Plan to provide for a cash balance program under the Retirement Plan (the ‘‘Cash Balance Program’’). Under the Cash Balance Program, eligible employees will receive quarterly credits to an individual cash balance bookkeeping account equal to 5% of their compensation for the previous quarter. Interest credits, which commenced June 30, 2001, are allocated quarterly (based on the yield of the 30-year Treasury bond for November of the preceding calendar year). Employees who as of January 1, 2001 were at least age 45, had 10 or more years of service with the Company and whose age and years of service totaled at least 60, including Mr. Kretzman, were ‘‘grandfathered’’ and continue to participate in the Non-Cash Balance Program under the same retirement formula described in the preceding paragraph. All other eligible employees had their benefits earned (if any) under the Non-Cash Balance Program ‘‘frozen’’ on December 31, 2000 and began to participate in the Cash Balance Program on January 1, 2001. The ‘‘frozen’’ benefits will be payable at normal retirement age and will be reduced if the employee elects early retirement. Any employee who, as of January 1, 2001 was at least age 40 but not part of the ‘‘grandfathered’’ group will, in addition to the ‘‘basic’’ 5% quarterly pay credits, receive quarterly ‘‘transition’’ pay credits of 3% of compensation each year for up to 10 years or until he/she leaves employment with the Company, whichever is earlier. Messrs. Stahl and McGuire participate in the Cash Balance Program. As they were not employed by the Company on January 1, 2001 (the date on which a ‘‘transition’’ employee was determined), Messrs. Stahl and McGuire are eligible to receive only basic pay credits. The estimated annual benefits payable under the Cash Balance Program as a single life annuity (assuming Messrs. Stahl and McGuire remain employed by the Company until age 65 at their current level of compensation) is $137,800 for Mr. Stahl and $57,500 for Mr. McGuire. Mr. Stahl's total retirement benefits will be determined in accordance with his employment agreement, which provides for a guaranteed retirement benefit provided that certain conditions are met.

The Employee Retirement Income Security Act of 1974, as amended, places certain maximum limitations upon the annual benefit payable under all qualified plans of an employer to any one individual. In addition, the Code limits the annual amount of compensation that can be considered in determining the level of benefits under qualified plans. The Pension Equalization Plan, as amended, is a non-qualified benefit arrangement designed to provide for the payment by the Company of the difference, if any, between the amount of such maximum limitations and the annual benefit that would be payable under the Retirement Plan (including the Non-Cash Balance Program and the Cash Balance Program) but for such limitations, up to a combined maximum annual straight life annuity benefit at age 65 under the Retirement Plan and the Pension Equalization Plan of $500,000. Benefits provided under the Pension Equalization Plan are conditioned on the participant's compliance with his or her non-competition agreement and on the participant not competing with Products Corporation for one year after termination of employment.

The number of full years of service under the Retirement Plan and the Pension Equalization Plan as of January 1, 2006 for Mr. Stahl was three years, for Mr. McGuire was two years and for Mr. Kretzman was 17 years.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee of the Company's Board of Directors currently consists of Messrs. Gittis, Landau (Chairman) and Wolfe. Each of these Directors served as a member of the Compensation Committee during all of 2005. Each of Messrs. Gittis, Landau and Wolfe remains a member of the Compensation Committee as of the date of this report. Pursuant to the rules promulgated under the Exchange Act, set forth below is the report of the Compensation Committee regarding its compensation policies for 2005 for the Company's executive officers, including the Chief Executive Officer.

The Compensation Committee reviews and approves corporate goals and objectives relevant to the compensation of the Company's Chief Executive Officer, evaluates the CEO's performance in respect of those goals and objectives and determines, either as a committee or together with the Board of Directors, the CEO's compensation level based on such evaluation. The Committee also reviews and approves compensation and incentive arrangements (including performance-based arrangements and bonus awards under the Executive Bonus Plan) for the Company's executive officers, other than the Chief Executive Officer, and such other employees of the Company as the Committee determines necessary or desirable from time to time. The Committee also reviews and approves Awards pursuant to the Stock Plan and administers such plan.

The Compensation Committee's philosophy is to provide a compensation package designed to be competitive with the compensation practices of other leading consumer products companies. The key elements of compensation used by the Company are base salary and performance-based incentives, including annual cash bonus and equity incentive Awards, principally in the form of stock options and restricted stock. Annual bonuses are generally payable upon achievement of financial objectives and/or individual performance objectives aligned with the Company's strategic business plan. Equity incentive Awards are intended to create a strong link between executive compensation and actions to enhance stockholder value. Stock options are granted under the Stock Plan to certain executive officers and other employees, have exercise prices equal to market value on the grant date and generally vest over a four-year period. Restricted shares of the Company's Class A Common Stock have in the past been granted to senior executives and generally vest over a three-year period (only one such Award was made during 2005 to one executive in connection with her joining the Company).

The Compensation Committee periodically reviews the effectiveness and competitiveness of the Company's compensation structure with advice and assistance from independent consultants, including Mercer. The Compensation Committee considers input from such independent consultants, as well as the Company's existing policies, in its oversight and approval of compensation arrangements for the Company's Chief Executive Officer and other executive officers. In addition to Company sources and consultation with Mercer, the Compensation Committee considers information provided by salary surveys and similar data to help it assess the competitiveness and effectiveness of the Company's executive compensation practices in general and for the Chief Executive Officer in particular. During 2005, the Compensation Committee consulted with Mercer with respect to the structure and components of the 2005 executive bonus program and the 2005 Stock Option Awards discussed below.

Base Salary

The Company's policy during 2005 was to pay salaries that reflected the executive's position in the Company and his or her contributions and were designed to be competitive with a comparison group of other leading consumer products companies and certain other companies outside of the consumer products field (collectively, the ‘‘Comparison Group’’). While the Comparison Group is comprised primarily of consumer products companies, companies outside of the consumer products field are also included because the Company believes, and the Compensation Committee concurs, that the market for executive talent is broader than simply other consumer products companies.

In determining the salaries of executive officers, the Company's policy has been to target the salary range for executive officers at a level that is competitive with the Comparison Group (taking into account total cash compensation), with salaries above that level available to exceptional performers and key contributors to the success of the Company. Annual salary adjustments have in the past been awarded based on individual performance, assumption of new responsibilities, competitive data from the

Comparison Group, employee retention efforts and the Company's overall annual salary budget guidelines. If an executive officer is responsible for a particular business unit, such unit's results have been taken into account.

Annual Cash Bonus and Long-Term Incentive Compensation

Executive Bonus Plan

The executive bonus plan in effect during 2005 (in which executives including Messrs. Stahl, McGuire and Kretzman were eligible to participate) provided for payment of cash bonuses based upon the Company's achievement of specific net sales and EBITDA objectives. Messrs. Stahl, McGuire and Kretzman's bonus objectives included the net sales and EBITDA objectives established by the Compensation Committee under the Executive Bonus Plan as well as four additional performance-based objectives which required specific actions to strengthen the Company's balance sheet, organizational capability, the control environment, management succession and other actions to position the Company for growth (together with the specific net sales and EBITDA objectives applicable to the overall executive bonus plan, the ‘‘2005 Executive Officer Performance Factors’’). The executive bonus plan provided for payment of a portion of the applicable bonuses if certain threshold net sales and EBITDA objectives were achieved. Bonus amounts payable pursuant to the executive bonus plan in effect for 2005 were to be based upon the percentage by which the established net sales and/or EBITDA objectives were met. Amounts which would be payable to Messrs. Stahl, McGuire and Kretzman pursuant to the executive bonus plan in effect for 2005 were based upon the percentage by which their established 2005 Executive Officer Performance Factors were met.

In recognition of the Company's desire to improve profitability in 2005, the Compensation Committee met in February 2005 and set the total bonus opportunity under the executive bonus plan in effect for 2005 at 75% of the regular target bonus amount. Eligibility for awards under the executive bonus plan in effect for 2005 was conditioned upon an executive having executed the Company's standard employee confidentiality and non-competition agreement. Mr. Stahl's employment agreement provides that he is eligible for a target bonus of 100% and maximum bonus of 150% of his base salary; Mr. McGuire's employment agreement provides that he is eligible for a target bonus of 45% and a maximum bonus of 70% of his base salary; and Mr. Kretzman is eligible for a target bonus of 75% and a maximum bonus of 100% of his base salary, however, as mentioned above, bonus targets for each of these executive officers during 2005 were set at only 75% of their regular targeted bonus amounts (so that 2005 target bonus was 75% of base salary for Mr. Stahl, 33.75% of base salary for Mr. McGuire and 56.25% of base salary for Mr. Kretzman).

In February 2006, the Compensation Committee assessed the relative achievements against the 2005 Executive Officer Performance Factors that were established by the Committee in early 2005. Following such assessment, the Compensation Committee determined that partial bonuses were payable under the executive bonus plan in respect of 2005 to Messrs. Stahl, McGuire and Kretzman. The threshold net sales objective was met, however, the EBITDA objective was not met. In addition, Mr. Stahl successfully completed three out of four of his additional performance-based objectives, Mr. McGuire successfully completed one and a half out of four of his additional performance-based objectives and Mr. Kretzman successfully completed three out of four of his additional performance-based objectives, resulting in bonus entitlements of 29% of base salary, 8% of base salary and 22% of base salary for Messrs. Stahl, McGuire and Kretzman, respectively. Mr. Stahl, however, voluntarily waived his right to receive his entire $373,190 bonus entitlement in order to fund discretionary bonuses to other employees in the executive bonus plan in recognition of significant achievements of the Company during 2005, including the launch of Vital Radiance and restage of Almay; securing an approximately 23% increase in shelf space commitments at retail; growth in U.S. market share for color cosmetics, hair color and beauty tools; successful refinancing of the Company's debt which was scheduled to mature in 2006 and extending its term though 2011; and development of a new fragrance for the Company's re-entry into the prestige distribution channel. The Summary Compensation Table on page 16 of this Proxy Statement includes the bonus awards in respect of 2005 actually paid to the Named Executive Officers, after giving effect to Mr. Stahl's waiver and pursuant to the terms of the executive bonus plan approved by the Compensation Committee.

The Stock Plan and Supplemental Stock Plan

The Company's principal compensation vehicles for encouraging long-term growth and performance have been awards of stock options and restricted shares under the Stock Plan.

Under the Stock Plan, awards generally have been granted annually to executive officers and other key employees. Guidelines for the size and type of awards are developed based upon, among other factors, the executive's position in the Company, his or her contributions to the Company's objectives and total compensation, as compared to the Comparison Group.

In March 2005, the Compensation Committee, based upon management's recommendation and after consultation with Mercer, approved Awards of stock options to key, top-performing staff for 2005 (the ‘‘2005 Stock Option Awards’’). The 2005 Stock Option Awards were designed to deliver a market competitive program, focusing participation on key, top performing staff and linking Awards to contribution and performance, building senior staff equity ownership and aligning compensation with increases in shareholder value. Stock options granted under the 2005 Stock Option Awards consisted of stock option Awards with a term of seven years that vested as to 25% on March 7, 2006, the first anniversary of the grant date, and will vest in additional 25% increments on each subsequent anniversary of the vesting date, becoming 100% vested on the fourth anniversary of the grant date.

During 2005, the Compensation Committee also approved grants of options pursuant to the terms of employment agreements and to newly hired employees. These other stock options granted during 2005 vest as to 25% on the first anniversary of the grant date and will vest an additional 25% on each subsequent anniversary of the first vesting date, becoming 100% vested on the fourth anniversary of the grant date. The Company attempted to target Award levels so that, when taken together with salary and cash bonus, total compensation was competitive with the Comparison Group.

Tax Deductibility of Executive Compensation

Section 162(m) of the Code (‘‘Section 162(m)’’) generally disallows a federal income tax deduction to a publicly held corporation for compensation in excess of $1 million per year paid to the five most highly compensated executive officers of the company. An exception to the deduction disallowance of Section 162(m) applies to certain ‘‘performance-based compensation,’’ as defined by the Code and regulations, including the requirement that the plan pursuant to which such compensation will be paid has been approved by stockholders in a separate vote. In order to allow cash bonus payments to be fully deductible under Section 162(m), the Company submitted the Executive Bonus Plan for stockholder approval at the Company's 2005 Annual Meeting, which approval was received on June 3, 2005. Additionally, the Stock Plan was also approved by stockholders at the Company's June 4, 2004 Annual Meeting, so certain performance-based Awards under the Stock Plan are also tax-deductible under Section 162(m). Although the Compensation Committee endeavors to maximize deductibility of compensation under Section 162(m), the Compensation Committee maintains the discretion to retain maximum flexibility in establishing its executive compensation practices and to authorize payments under the Executive Bonus Plan, Awards under the Stock Plan and other compensation that may not qualify for an exception to the deduction limitations of Section 162(m), if the Compensation Committee believes that it is necessary or appropriate under the circumstances. All payments in respect of 2005 under the executive bonus plan in effect for 2005 are tax-deductible under Section 162(m). The stock options granted during 2005 to the executive officers of the Company will not qualify for an exception to the deduction limitations of Section 162(m).

Review of Components of Executive Compensation

The Compensation Committee has reviewed ‘‘tally sheets,’’ which include key components of the Named Executive Officer's compensation, including, among other things:

•	a detailed breakdown of 2005 compensation, including base salary, bonus and perquisites and other fringe benefits;

•	estimates of the cost to the Company of any supplemental pension benefits;

•	a summary of equity grants (i.e., restricted stock and stock options), as well as a Black-Scholes valuations, vesting provisions and any change in control provisions of those grants; and

•	estimates of severance benefits that would apply under each of the Named Executive Officer's current employment agreements and/or the Executive Severance Policy.

2005 Chief Executive Officer Compensation

The Company entered into an employment agreement with Mr. Stahl in February 2002, which was amended in December 2004 to, among other things, re-new the term thereof (see ‘‘— Employment Agreements’’). The Company considered Mr. Stahl's recruitment, as well as the subsequent three-year extension of his employment agreement, essential to ensure efficient management of the Company's business and the successful execution of the Company's business plan. In setting Mr. Stahl's compensation in his original employment agreement, the Compensation Committee considered factors such as Mr. Stahl's individual experience, his expertise in his prior position, his anticipated contributions to the Company, the significance of his position to the Company and the total compensation practices in effect for chief executive officers of other companies, including those in the Comparison Group. Mr. Stahl's employment agreement provided for a base salary at an annual rate of not less than $1,300,000 during 2005. In addition, he participated in the Executive Bonus Plan and the Stock Plan during 2005, however, he did not receive any equity Awards pursuant to the Stock Plan in 2005.

As evidenced by the terms of Mr. Stahl's December 2004 employment agreement amendment, which did not provide for any increase in Mr. Stahl's base salary, bonus target levels or benefits (as described in more detail below and under ‘‘— Employment Agreements’’), and the fact that a majority of the 2005 Executive Officer Performance Factors determined by the Compensation Committee applicable to Mr. Stahl with respect to any potential cash bonus to be paid to him under the Executive Bonus Plan were comprised of the Company's achievement of specific net sales and EBITDA objectives, the Compensation Committee's intent remains to condition a meaningful portion of Mr. Stahl's total compensation upon Company performance against its strategic plan and appreciation in stockholder value. In respect of 2005, the Compensation Committee determined that Mr. Stahl was entitled to a cash bonus of $373,190, which represented 38% of his bonus target for 2005 (which as previously noted was set at 75% of regular target, or 75% of his base salary), reflecting the extent to which Mr. Stahl's pre-determined, objective, performance-based bonus criteria relating to the 2005 Executive Officer Performance Factors were satisfied. However, as mentioned above, Mr. Stahl waived his entitlement to the entire $373,190 bonus in respect of 2005.

Respectfully submitted,

Compensation and Stock Plan Committee
Edward J. Landau, Chairman
Howard Gittis
Kenneth L. Wolfe

PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on shares of the Company's Class A Common Stock with that of the S&P 500 Index, the S&P 500 Household Products Index and the S&P 500 Personal Products Index through December 31, 2005. The comparison for each of the periods presented below assumes that $100 was invested on December 31, 2000 in shares of the Company's Class A Common Stock and the stocks included in the relevant index and that all dividends were reinvested. These indices, which reflect formulas for dividend reinvestment and weighting of individual stocks, do not necessarily reflect returns that could be achieved by individual investors.

5-YEAR TOTAL STOCKHOLDER RETURN
REVLON, INC. VS. S&P INDICES

SOURCE: Bloomberg Financial Markets Database

Summary	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Revlon, Inc.	$100	$134.27	$61.69	$47.13	$48.39	$65.23
S&P 500 Personal Products Index	100	95.74	95.24	118.36	143.34	169.12
S&P 500 Household Products Index	100	97.45	99.64	115.74	129.92	135.82
S&P 500 Index	100	88.15	68.79	88.29	97.77	102.50

OWNERSHIP OF COMMON STOCK

The following table sets forth, as of March 22, 2006 (unless otherwise noted), the number of shares of the Company's Common Stock beneficially owned, and the percent so owned, by (i) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Chief Executive Officer during 2005 and each of the other Named Executive Officers during 2005 and (iv) all directors and Named Executive Officers of the Company during 2005 as a group. The number of shares owned are those beneficially owned, as determined under the applicable rules of the SEC for the purposes of this Proxy Statement, and such information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares of Common Stock as to which a person has sole or shared voting power or investment power and any shares of Common Stock which the person has the right to acquire within 60 days through the exercise of any option, warrant or right, through conversion of any security or pursuant to the automatic termination of a power of attorney or revocation of a trust, discretionary account or similar arrangement. Certain of the shares listed as beneficially owned are pursuant to stock options, which may be out of the money.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Class
Ronald O. Perelman	216,104,170 (Class A)	59.92% (Class A and Class B combined)
35 E. 62nd St. New York, NY 10021	31,250,000 (Class B)(1)	56.64% (Class A) 100.00% (Class B)
FMR Corp.	57,900,499 (Class A)(2)	14.08% (Class A and Class B combined)
82 Devonshire Street Boston MA 02109		15.24% (Class A)
Alan S. Bernikow	22,133 (Class A)(3)	*
Paul J. Bohan	18,383 (Class A)(4)	*
Donald G. Drapkin	—	*
Meyer Feldberg	39,008 (Class A)(5)	*
Howard Gittis	165,855 (Class A)	*
Robert K. Kretzman	791,380 (Class A)(6)	*
Edward J. Landau	39,142 (Class A)(7)	*
Debra L. Lee	—	*
Thomas E. McGuire	662,941 (Class A) (8)	*
Linda Gosden Robinson	39,008 (Class A)(9)	*
Kathi P. Seifert	34,000 (Class A)	*
Jack L. Stahl	5,493,634 (Class A)(10)	1.33% (Class A and Class B combined) 1.43% (Class A)
Kenneth L. Wolfe	33,383 (Class A) (11)	*
All Directors and Named Executive Officers as a Group (14 Persons)	223,423,037 (Class A) 31,250,000 (Class B)	61.07% (Class A and Class B combined) 57.91% (Class A) 100.00% (Class B)

* Less than one percent.

(1)	Mr. Perelman beneficially owns, directly and indirectly, through MacAndrews & Forbes, 216,104,170 shares of Class A Common Stock (including, among other shares, 37,063,156 shares of Class A Common Stock beneficially owned by a family member, with respect to which shares MacAndrews & Forbes holds a voting proxy, 170,000 shares that represent restricted shares which have vested and 1,525,000 shares that Mr. Perelman may acquire under vested options). Mr. Perelman, through MacAndrews & Forbes, also beneficially owns all of the outstanding 31,250,000 shares of Revlon, Inc. Class B Common Stock, each of which is convertible into one share of Class A Common Stock, which, together with the Class A Common Stock referenced above, represent approximately 60% of the outstanding shares of Revlon, Inc. Common Stock and approximately 76% of the combined voting power of such shares. Shares of Class A Common Stock and shares of intermediate holding companies between Revlon, Inc. and MacAndrews & Forbes are, and may from time to time be, pledged to secure obligations of MacAndrews & Forbes.

(2)	Information based solely on a Schedule 13G/A, dated and filed with the SEC on February 14, 2006 and reporting, as of December 31, 2005, beneficial ownership by FMR Corp. and Edward C. Johnson 3d of 57,900,499 shares of Class A Common Stock as of December 31, 2005 (collectively, the ‘‘Fidelity Owned Shares’’). According to the Schedule 13G/A, Fidelity Management & Research Company (‘‘FMRC’’), a wholly-owned subsidiary of FMR Corp. and an investment advisor registered under Section 203 of the Investment Advisers Act of 1940, was the beneficial owner of 40,632,108 shares of Class A Common Stock (which are included in the Fidelity Owned Shares) as a result of acting as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership of one investment company, Fidelity Advisors High Yield Fund, amounted to 35,212,984 shares of Class A Common Stock (which are included in the 40,632,108 shares referred to above). Edward C. Johnson 3d and FMR Corp., through its control of FMRC, and the funds each has sole power to dispose of the 40,632,108 shares owned by the funds. Members of the family of Edward C. Johnson 3d, Chairman of FMR Corp., are the predominant owners, directly or through trusts, of Series B shares of common stock of FMR Corp., representing 49% of the voting power of FMR Corp. The Johnson family group and all other Series B shareholders of FMR Corp. have entered into a shareholders' voting agreement under which all Series B shares of FMR Corp. will be voted in accordance with the majority vote of Series B shares of FMR Corp. As a result of facts described in the Schedule 13G/A, through their ownership of voting common stock and the execution of the shareholders' voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp. Neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds' Boards of Trustees. FMRC carries out the voting of the shares under written guidelines established by the funds' Boards of Trustees. Fidelity Management Trust Company (‘‘FMTC’’), a wholly-owned subsidiary of FMR Corp. and a bank as defined in Section 3(a)(6) of the Exchange Act, was the beneficial owner of 17,268,391 shares of Class A Common Stock (which are included in the Fidelity Owned Shares) as a result of its serving as investment manager of the institutional account(s). Edward C. Johnson 3d and FMR Corp., through its control of FMTC, each has sole dispositive power over 17,268,391 shares of Class A Common Stock and sole power to vote or to direct the voting of 13,552,038 shares of Class A Common Stock (which are included in the Fidelity Owned Shares), and no power to vote or to direct the voting of 3,716,353 shares of Class A Common Stock owned by the institutional account(s) discussed above. FMRC, Fidelity Advisors High Yield Fund and FMTC share the same principal business address as FMR Corp.

(3)	Includes 22,133 shares that Mr. Bernikow may acquire under vested options.

(4)	Includes 18,383 shares that Mr. Bohan may acquire under vested options.

(5)	Includes 39,008 shares that Mr. Feldberg may acquire under vested options.

(6)	Includes 166,380 shares held directly by Mr. Kretzman (including 35,000 shares that represent restricted shares that vested June 18, 2004, 52,280 shares that represent restricted shares that vested April 14, 2005, 26,140 shares that represent restricted shares that vested September 17, 2005 and 52,960 shares that represent restricted shares that vested April 14, 2006) and 625,000 shares that Mr. Kretzman may acquire under vested options (as set forth above in ‘‘Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values,’’ the value of Mr. Kretzman's exercisable in-the-money options at December 31, 2005 was $33,425).

(7)	Includes 134 shares held directly by Mr. Landau and 39,008 shares that Mr. Landau may acquire under vested options.

(8)	Includes 82,941 shares held directly by Mr. McGuire (including, among other shares, 39,357 shares that represent restricted shares that vested April 14, 2005 and 39,424 shares that represent restricted shares that vested April 14, 2006) and 580,000 shares that Mr. McGuire may acquire under vested options (as set forth above in ‘‘Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values,’’ the value of Mr. McGuire's exercisable in-the-money options at December 31, 2005 was $39,325).

(9)	Includes 39,008 shares that Ms. Robinson may acquire under vested options.

(10)	Includes 2,658,634 shares held directly by Mr. Stahl (including, among other shares, 250,000 shares that represent restricted shares that vested June 18, 2004, 900,000 shares that represent restricted shares that vested April 14, 2005, 250,000 shares that represent restricted shares that vested February 17, 2006 and 900,000 shares that represent restricted shares that vested April 14, 2006), 14,817 shares held by Mr. Stahl's wife, as to which he disclaims beneficial ownership, and 2,835,000 shares that Mr. Stahl may acquire under vested options (as set forth above in ‘‘Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values,’’ the value of Mr. Stahl's exercisable in-the-money options at December 31, 2005 was $193,700).

(11)	Includes 15,000 shares held directly by Mr. Wolfe and 18,383 shares that Mr. Wolfe may acquire under vested options.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth as of December 31, 2005, with respect to all equity compensation plans of the Company previously approved and not previously approved by its stockholders: (i) the number of securities to be issued upon the exercise of outstanding options, warrants and rights and the vesting of restricted stock, (ii) the weighted-average exercise price of such outstanding options, warrants and rights (which excludes restricted stock) and (iii) the number of securities remaining available for future issuance under such equity compensation plans, excluding securities reflected in item (i). A description of the Revlon, Inc. 2002 Supplemental Stock Plan (the ‘‘Supplemental Stock Plan’’) follows the table.

	(a)		(b)	(c)
Plan Category	Number of securities to beissued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Previously Approved by Stockholders:
Stock Plan	36,445,599	(1)	$4.25(4)	1,927,811
Not Previously Approved by Stockholders:(2)
Supplemental Stock Plan	397,500	(3)	N/A(3)(4)

(1)	Includes 3,412,502 shares of restricted stock and 33,033,097 options issued under the Stock Plan.

(2)	The Supplemental Stock Plan was not required to be approved by Revlon, Inc.'s stockholders under NYSE rules in effect in February 2002 when the Supplemental Stock Plan was adopted.

(3)	Includes 530,000 shares of restricted stock issued under the Supplemental Stock Plan, the entire amount of securities issuable under such plan, less 132,500 of such shares as to which the restrictions lapsed on June 18, 2004.

(4)	Weighted-average exercise price excludes restricted stock.

On February 17, 2002, the Company adopted the Supplemental Stock Plan, the purpose of which was to provide Mr. Stahl, the sole eligible participant, with inducement awards to induce him to join the Company and to enhance the Company's long-term performance and profitability. The Supplemental Stock Plan covers 530,000 shares of the Company's Class A Common Stock. Awards may be made under the Supplemental Stock Plan in the form of stock options, stock appreciation rights and restricted or unrestricted stock. On February 17, 2002, the Compensation Committee granted Mr. Stahl an Award of 530,000 restricted shares of Class A Common Stock, the full amount of the shares of Class A Common Stock issuable under the Supplemental Stock Plan. The terms of the Supplemental Stock Plan and the foregoing grant of restricted shares to Mr. Stahl are substantially the same as the Stock Plan and the grant of restricted shares to Mr. Stahl under the Stock Plan. Pursuant to the terms of the Supplemental Stock Plan, such grant was made conditioned upon Mr. Stahl's execution of the Company's standard employee confidentiality and non-competition agreement, which condition Mr. Stahl fulfilled. See ‘‘Employment Agreements’’ for information regarding vesting and forfeiture.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As of March 22, 2006, MacAndrews & Forbes beneficially owned shares of Revlon, Inc.'s Common Stock having approximately 76% of the combined voting power of such outstanding shares. As a result, MacAndrews & Forbes is able to control the election of the entire Board of Directors of Revlon, Inc. and control the vote on all matters submitted to a vote of Revlon, Inc.'s stockholders. MacAndrews & Forbes is wholly owned by Ronald O. Perelman, who is Chairman of the Board of Directors of Revlon, Inc.

Transfer Agreements

In June 1992, Revlon, Inc. and Products Corporation entered into an asset transfer agreement with Revlon Holdings LLC (a Delaware limited liability company and formerly a Delaware corporation known as Revlon Holdings Inc. (‘‘Revlon Holdings’’) and which is an affiliate and an indirect wholly-owned subsidiary of MacAndrews & Forbes Holdings) and certain of Revlon Holdings' wholly-owned subsidiaries. Revlon, Inc. and Products Corporation also entered into a real property asset transfer agreement with Revlon Holdings. Pursuant to such agreements, on June 24, 1992 Revlon Holdings transferred assets to Products Corporation and Products Corporation assumed all of the liabilities of Revlon Holdings, other than certain specifically excluded assets and liabilities (the liabilities excluded are referred to as the ‘‘Excluded Liabilities’’). Certain consumer products lines sold in demonstrator-assisted distribution channels considered not integral to Revlon, Inc.'s business, and that historically had not been profitable, and certain other assets and liabilities were retained by Revlon Holdings. Revlon Holdings agreed to indemnify Revlon, Inc. and Products Corporation against losses arising from the Excluded Liabilities, and Revlon, Inc. and Products Corporation agreed to indemnify Revlon Holdings against losses arising from the liabilities assumed by Products Corporation. The amount reimbursed by Revlon Holdings to Products Corporation for the Excluded Liabilities for 2005 was $0.2 million.

Reimbursement Agreements

Revlon, Inc., Products Corporation and MacAndrews & Forbes Inc. (a wholly-owned subsidiary of MacAndrews & Forbes Holdings) have entered into reimbursement agreements (the ‘‘Reimbursement Agreements’’) pursuant to which (i) MacAndrews & Forbes Inc. is obligated to provide (directly or through affiliates) certain professional and administrative services, including employees, to Revlon, Inc. and its subsidiaries, including Products Corporation, and purchase services from third party providers, such as insurance, legal and accounting services and air transportation services, on behalf of Revlon, Inc. and its subsidiaries, including Products Corporation, to the extent requested by Products Corporation, and (ii) Products Corporation is obligated to provide certain professional and administrative services, including employees, to MacAndrews & Forbes and purchase services from third party providers, such as insurance and legal and accounting services, on behalf of MacAndrews & Forbes to the extent requested by MacAndrews & Forbes Inc., provided that in each case the performance of such services does not cause an unreasonable burden to MacAndrews & Forbes or Products Corporation, as the case may be. Products Corporation reimburses MacAndrews & Forbes for the allocable costs of the services purchased for or provided to Products Corporation and its subsidiaries and for reasonable out-of-pocket expenses incurred in connection with the provision of such services. MacAndrews & Forbes Inc. (or such affiliates) reimburses Products Corporation for the allocable costs of the services purchased for or provided to MacAndrews & Forbes and for the reasonable out-of-pocket expenses incurred in connection with the purchase or provision of such services. Each of Revlon, Inc. and Products Corporation, on the one hand, and MacAndrews & Forbes Inc., on the other, has agreed to indemnify the other party for losses arising out of the provision of services by it under the Reimbursement Agreements other than losses resulting from its willful misconduct or gross negligence. The Reimbursement Agreements may be terminated by either party on 90 days' notice. Products Corporation does not intend to request services under the Reimbursement Agreements unless their costs would be at least as favorable to Products Corporation as could be obtained from unaffiliated third parties. Revlon, Inc. and Products Corporation participate in MacAndrews & Forbes' directors and officers liability insurance program, which covers Revlon, Inc. and Products Corporation as well as MacAndrews & Forbes. The limits of coverage are available on an aggregate basis for losses to any or all of the participating companies and their respective directors and officers. Revlon, Inc. and Products Corporation reimburse MacAndrews & Forbes from time to time for their allocable portion of the premiums for such coverage, which the Company believes is more favorable than the premiums the Company would pay were it to secure stand-alone coverage. The amounts paid by Revlon, Inc. and Products Corporation to MacAndrews & Forbes for premiums is included in the amounts paid under the Reimbursement Agreements. The net amount payable to MacAndrews & Forbes Inc. for the services provided under the Reimbursement Agreements for 2005 was $3.7 million.

Tax Sharing Agreements

As a result of the closing of the Revlon Exchange Transactions (as defined below) (see "— Debt Reduction Transactions’’), as of the end of March 25, 2004, Revlon, Inc., Products Corporation and their U.S. subsidiaries were no longer included in the MacAndrews & Forbes Holdings consolidated group (the ‘‘MacAndrews & Forbes Group’’) for federal income tax purposes. The MacAndrews & Forbes Tax Sharing Agreement (as defined below) will remain in effect solely for taxable periods beginning on or after January 1, 1992, through and including March 25, 2004. In these taxable periods, Revlon, Inc. and Products Corporation were included in the MacAndrews & Forbes Group, and Revlon, Inc.'s and Products Corporation's federal taxable income and loss were included in such group's consolidated tax return filed by MacAndrews & Forbes Holdings. Revlon, Inc. and Products Corporation were also included in certain state and local tax returns of MacAndrews & Forbes Holdings or its subsidiaries. In June 1992, Revlon Holdings, Revlon, Inc., Products Corporation and certain of its subsidiaries, and MacAndrews & Forbes Holdings entered into a tax sharing agreement (as subsequently amended and restated, the ‘‘MacAndrews & Forbes Tax Sharing Agreement’’), pursuant to which MacAndrews & Forbes Holdings agreed to indemnify Revlon, Inc. and Products Corporation against federal, state or local income tax liabilities of the MacAndrews & Forbes Group (other than in respect of Revlon, Inc. and Products Corporation) for taxable periods beginning on or after January 1, 1992 during which Revlon, Inc. and Products Corporation or a subsidiary of Products Corporation was a member of such group. Pursuant to the MacAndrews & Forbes Tax Sharing Agreement, for all such taxable periods, Products Corporation was required to pay to Revlon, Inc., which in turn was required to pay to Revlon Holdings, amounts equal to the taxes that Products Corporation would otherwise have had to pay if it were to file separate federal, state or local income tax returns (including any amounts determined to be due as a result of a redetermination arising from an audit or otherwise of the consolidated or combined tax liability relating to any such period which was attributable to Products Corporation), except that Products Corporation was not entitled to carry back any losses to taxable periods ending prior to January 1, 1992. No payments were required by Products Corporation or Revlon, Inc. if and to the extent Products Corporation was prohibited under the terms of its 2004 Credit Agreement (the ‘‘2004 Credit Agreement’’) from making tax sharing payments to Revlon, Inc. The 2004 Credit Agreement prohibits Products Corporation from making such tax sharing payments under the MacAndrews & Forbes Tax Sharing Agreement other than in respect of state, local and federal taxes. The MacAndrews & Forbes Tax Sharing Agreement was amended, effective as of January 1, 2001, to eliminate a contingent payment to Revlon, Inc. under certain circumstances in return for a $10 million note by MacAndrews & Forbes Holdings, with interest at 12% and with interest and principal payable in December 2005, which was paid in full. As a result of tax net operating losses, there were no federal tax payments or payments in lieu of taxes by Revlon, Inc. or Products Corporation pursuant to the MacAndrews & Forbes Tax Sharing Agreement in respect of 2004.

Following the closing of the Revlon Exchange Transactions, Revlon, Inc. became the parent of a new consolidated group for federal income tax purposes and Products Corporation's federal taxable income and loss will be included in such group's consolidated tax returns. Accordingly, Revlon, Inc. and Products Corporation entered into a tax sharing agreement (the ‘‘Revlon Tax Sharing Agreement’’) pursuant to which Products Corporation will be required to pay to Revlon, Inc. amounts equal to the taxes that Products Corporation would otherwise have had to pay if Products Corporation were to file separate federal, state or local income tax returns, limited to the amount, and payable only at such times, as Revlon, Inc. will be required to make payments to the applicable taxing authorities. The 2004 Credit Agreement does not prohibit payments from Products Corporation to Revlon, Inc. to the extent required under the Revlon Tax Sharing Agreement. As a result of tax net operating losses, there were no federal tax payments or payments in lieu of taxes from Products Corporation to Revlon, Inc. pursuant to the Revlon Tax Sharing Agreement in respect of 2004. The Company expects that there will be federal alternative minimum tax payments of $0.1 million from Products Corporation to Revlon, Inc. pursuant to the Revlon Tax Sharing Agreement in respect of 2005.

Registration Rights Agreement

Prior to the consummation of Revlon, Inc.'s initial public equity offering in February 1996, Revlon, Inc. and Revlon Worldwide Corporation (subsequently merged into REV Holdings), the then direct parent of Revlon, Inc., entered into a registration rights agreement (the ‘‘Registration Rights Agreement’’), and in February 2003, MacAndrews & Forbes Inc. executed a joinder agreement to the Registration Rights Agreement, pursuant to which REV Holdings, MacAndrews & Forbes Inc. and certain transferees of Revlon, Inc.'s Common Stock held by REV Holdings (the ‘‘Holders’’) had the right to require Revlon, Inc. to register under the Securities Act of 1933, as amended, all or part of the Class A Common Stock owned by such Holders, including shares of Class A Common Stock purchased in connection with the $50.0 million equity rights offering consummated by Revlon, Inc. in 2003, and shares of Class A Common Stock issuable upon conversion of Revlon, Inc.'s Class B Common Stock owned by such Holders (a ‘‘Demand Registration’’); provided that Revlon, Inc. may postpone giving effect to a Demand Registration for a period of up to 30 days if Revlon, Inc. believes such registration might have a material adverse effect on any plan or proposal by Revlon, Inc. with respect to any financing, acquisition, recapitalization, reorganization or other material transaction, or if Revlon, Inc. is in possession of material non-public information that, if publicly disclosed, could result in a material disruption of a major corporate development or transaction then pending or in progress or in other material adverse consequences to Revlon, Inc. In addition, the Holders have the right to participate in registrations by Revlon, Inc. of its Class A Common Stock (a ‘‘Piggyback Registration’’). The Holders will pay all out-of-pocket expenses incurred in connection with any Demand Registration. Revlon, Inc. will pay any expenses incurred in connection with a Piggyback Registration, except for underwriting discounts, commissions and expenses attributable to the shares of Class A Common Stock sold by such Holders. In connection with the closing of the Revlon Exchange Transactions and pursuant to the 2004 Investment Agreement (as hereinafter defined), MacAndrews & Forbes Inc. executed a joinder agreement that provided that MacAndrews & Forbes Inc. would also be a Holder under the Registration Rights Agreement and that all shares acquired by MacAndrews & Forbes Inc., pursuant to the Debt Reduction Transactions (as hereinafter defined) or the 2004 Investment Agreement, are deemed to be registrable securities under the Registration Rights Agreement, including the shares of Class A Common Stock acquired by MacAndrews & Forbes in connection with Revlon, Inc.'s $110 million rights offering, which it completed in March 2006, and which allowed stockholders as of the February 13, 2006 record date for such rights offering to purchase additional shares of Class A Common Stock.

2004 Consolidated MacAndrews & Forbes Line of Credit

In July 2004, Products Corporation and MacAndrews & Forbes Inc. entered into a line of credit, with an initial commitment of $152.0 million, which reduced to $87.0 million in July 2005 (as amended, the ‘‘2004 Consolidated MacAndrews & Forbes Line of Credit’’). In February 2006, Revlon, Inc. announced that Products Corporation had entered into an amendment to its 2004 Consolidated MacAndrews & Forbes Line of Credit extending the term of such agreement until the consummation of Revlon, Inc.'s planned $75 million equity issuance (see — "Debt Reduction Transactions’’). As of April 1, 2006, the 2004 Consolidated MacAndrews & Forbes Line of Credit was undrawn.

Loans are available under the 2004 Consolidated MacAndrews & Forbes Line of Credit if (i) the multi-currency facility under the 2004 Credit Agreement has been substantially drawn (after taking into account anticipated needs for Local Loans (as defined in the 2004 Credit Agreement) and letters of credit), (ii) such borrowing is necessary to cause the excess borrowing base under the multi-currency facility of the 2004 Credit Agreement to remain greater than $30.0 million, (iii) additional revolving loans are not available under such multi-currency facility, (iv) such borrowing is reasonably necessary to prevent or to cure a default or event of default under the 2004 Credit Agreement or (v) Products Corporation requests such loan to assist it in funding investments in the Company's brand initiatives.

Loans under the 2004 Consolidated MacAndrews & Forbes Line of Credit bear interest (which is not payable in cash but is capitalized quarterly in arrears) at a rate per annum equal to the lesser of (a) 12.0%

and (b) 0.25% less than the rate payable from time to time on Eurodollar loans under the term loan facility under the 2004 Credit Agreement, which effective interest rate was 9.35% as of December 31, 2005, provided that at any time that the Eurodollar Base Rate under the 2004 Credit Agreement is equal to or greater than 3.0%, the applicable rate on loans under the 2004 Consolidated MacAndrews & Forbes Line of Credit will be equal to the lesser of (x) 12.0% and (y) 5.25% over the Eurodollar Base Rate then in effect.

Debt Reduction Transactions

In February 2004, Revlon, Inc.'s Board of Directors approved agreements with Fidelity Management & Research Company and MacAndrews & Forbes intended to dramatically strengthen the Company's balance sheet, as well as an Investment Agreement (as amended, the ‘‘2004 Investment Agreement’’) with MacAndrews & Forbes covering a series of transactions designed to reduce Products Corporation's levels of indebtedness. In March 2004, Revlon, Inc. exchanged approximately $804 million of Products Corporation’s debt, $54.6 million of Revlon, Inc. preferred stock and $9.9 million of accrued interest for 299,969,493 shares of Class A Common Stock (the ‘‘Revlon Exchange Transactions’’). As a result of the Revlon Exchange Transactions, Revlon, Inc. reduced Products Corporation's debt by approximately $804 million on March 25, 2004.

In addition to the Revlon Exchange Transactions, pursuant to the 2004 Investment Agreement, Revlon, Inc. committed to conduct further rights and equity offerings (such equity offerings, together with the Revlon Exchange Transactions, are referred to as the ‘‘Debt Reduction Transactions’’). Under the 2004 Credit Agreement, MacAndrews & Forbes agreed to take, or cause to be taken, all commercially reasonable actions to facilitate the Debt Reduction Transactions. As the last step in the Debt Reduction Transactions, Revlon, Inc. agreed to consummate further equity offerings at a minimum aggregate offering amount of $109.7 million, representing the amount necessary to meet the debt reduction target by March 31, 2006. The net cash proceeds, if any, received by Revlon, Inc. in the additional equity offerings were required to be transferred to Products Corporation to be used to reduce outstanding indebtedness (other than revolving indebtedness unless there was a corresponding commitment reduction).

In August 2005, Revlon, Inc. announced its plan to issue $185.0 million of equity, with the proceeds from $109.7 million of this issuance to be contributed to Products Corporation to promptly reduce its debt and the balance of the proceeds to be available to Products Corporation for general corporate purposes. Additionally, in connection with Revlon, Inc.’s plan to issue $185.0 million of equity, MacAndrews & Forbes and Revlon, Inc. amended the 2004 Investment Agreement to increase MacAndrews & Forbes' commitment to purchase such equity as is necessary to ensure that Revlon, Inc. issues $185.0 million in equity.

In February 2006, Revlon, Inc. launched a $110 million rights offering (the ‘‘Rights Offering’’) that would allow stockholders to purchase additional shares of Class A Common Stock (the Rights Offering was consummated on March 22, 2006, as described in more detail below). Revlon, Inc. also announced in February 2006 that it intends to conduct a further $75 million equity issuance through an underwritten public offering by June 30, 2006. In connection with such further equity issuance, in February 2006 Revlon, Inc. entered into another amendment to the 2004 Investment Agreement, which extended MacAndrews & Forbes' back-stop of Revlon, Inc.'s planned $75 million equity issuance from March 31, 2006 until June 30, 2006 to, among other things, provide Revlon, Inc. with sufficient time to complete, following the Rights Offering, an underwritten public offering of its Class A Common Stock, the proceeds of which would be transferred by Revlon, Inc. to Products Corporation to be available for general corporate purposes.

On March 22, 2006, Revlon, Inc. completed the $110 million Rights Offering. The Rights Offering was fully subscribed for by public shareholders, with subscribers in the Rights Offering subscribing for all 15,885,662 shares of Class A Common Stock offered in the Rights Offering, at $2.80 per share. Because the public stockholders (which did not include MacAndrews & Forbes, which had previously agreed to acquire its pro-rata portion directly in a private placement from the Company) fully subscribed for all shares of Class A Common Stock offered to them in the Rights Offering, MacAndrews & Forbes was not required to purchase any shares in excess of its pro rata portion pursuant to its agreement to back stop the Rights Offering. Accordingly, MacAndrews & Forbes purchased a total of 23,400,052 shares of Class A Common Stock at the same $2.80 per share price in a private placement directly from Revlon, Inc., representing the number of shares that it would otherwise have been entitled to purchase pursuant to its basic subscription privilege in the Rights Offering (which was approximately 60% of the shares offered in the Rights Offering). As a result of these transactions, on March 22, 2006, Revlon, Inc. issued a total of 39,285,714 shares of Class A Common Stock, increasing the number of outstanding shares of the Company's Class A Common Stock to 380,041,688 and the total number of shares of Common Stock outstanding, including the Company's existing 31,250,000 shares of Class B Common Stock, to 411,291,688 shares, with MacAndrews & Forbes owning, as of the close of the Rights Offering, approximately 56% of the Class A Common Stock and approximately 60% of the total Common Stock, representing approximately 76% of the combined voting power of such shares. On April 21, 2006, using the proceeds from the Rights Offering, Products Corporation redeemed $109.7 million aggregate principal amount of its 8 5/8% Senior Subordinated Notes due 2008, in satisfaction of the applicable requirements under the 2004 Credit Agreement.

In another contemporaneous transaction to the Revlon Exchange Transactions, in February 2004 Revlon, Inc. and Fidelity entered into a stockholders agreement (the ‘‘Stockholders Agreement’’) pursuant to which, among other things, (i) Revlon, Inc. agreed to continue to maintain a majority of independent directors (as defined by NYSE listing standards) on its Board of Directors, as it currently does (the Board of Directors has determined that eight of Revlon, Inc.’s twelve directors qualify as independent within the meaning of Section 303A.02 of the NYSE Listed Company Manual and under the Board Guidelines for Assessing Director Independence, which the Board adopted in accordance with Section 303A.02 of the NYSE Listed Company Manual); (ii) Revlon, Inc. would establish and maintain the Nominating Committee, which it formed in March 2004; and (iii) Revlon, Inc. agreed to certain restrictions, including approval by independent directors, with respect to Revlon, Inc.'s conducting any business or entering into any transactions or series of related transactions with any of its affiliates, any holders of 10% or more of the outstanding voting stock or any affiliates of such holders (in each case, other than its subsidiaries). The Stockholders Agreement will terminate at such time as Fidelity ceases to be the beneficial holder of at least 5% of Revlon, Inc.'s outstanding voting stock.

Other

Pursuant to a lease dated April 2, 1993 (the ‘‘Edison Lease’’), Revlon Holdings leased to Products Corporation the Edison research and development facility for a term of up to 10 years with an annual rent of $1.4 million and certain shared operating expenses payable by Products Corporation which, together with the annual rent, were not to exceed $2.0 million per year. In August 1998, Revlon Holdings sold the Edison facility to an unrelated third party, which assumed substantially all liability for environmental claims and compliance costs relating to the Edison facility, and in connection with the sale Products Corporation terminated the Edison Lease and entered into a new lease with the new owner. Revlon Holdings agreed to indemnify Products Corporation through September 1, 2013 (the term of the new lease) to the extent that rent under the new lease exceeds rent that would have been payable under the terminated Edison Lease had it not been terminated. The net amount reimbursed by Revlon Holdings to Products Corporation with respect to the Edison facility for 2005 was $0.3 million.

During 2005, Products Corporation leased a small amount of space at certain facilities to MacAndrews & Forbes or its affiliates pursuant to occupancy agreements and leases, including space at Products Corporation's New York headquarters. The rent paid by MacAndrews & Forbes or its affiliates to Products Corporation for 2005 was $0.2 million.

The 2004 Credit Agreement is supported by, among other things, guaranties from Revlon, Inc. and, subject to certain limited exceptions, all of the domestic subsidiaries of Products Corporation. The obligations under such guaranties are secured by, among other things, the capital stock of Products Corporation and, subject to certain limited exceptions, the capital stock of all of Products Corporation's domestic subsidiaries and 66% of the capital stock of Products Corporation's and its domestic subsidiaries' first-tier foreign subsidiaries. In connection with the Revlon Exchange Transactions, on February 11, 2004, Revlon, Inc. entered into supplemental indentures pursuant to which it agreed to guarantee the obligations of Products Corporation under the indentures governing Products Corporation's 8 5/8% Senior

Subordinated Notes due 2008 and, prior to their redemption in April 2005, Products Corporation's 8 1/8% Senior Notes due 2006 and 9% Senior Notes due 2006.

In March 2002, prior to the passage of the Sarbanes-Oxley Act of 2002, Products Corporation made an advance of $1.8 million to Mr. Stahl pursuant to his employment agreement, which was entered into in February 2002, for tax assistance related to a grant of restricted stock provided to Mr. Stahl pursuant to such agreement, which loan bears interest at the applicable federal rate. In May 2002, prior to the passage of the Sarbanes-Oxley Act of 2002, Products Corporation made an advance of $2.0 million to Mr. Stahl pursuant to his employment agreement in connection with the purchase of his principal residence in the New York City metropolitan area, which loan bears interest at the applicable federal rate. Mr. Stahl repaid $147,299 of such loan during 2005. Pursuant to his employment agreement, Mr. Stahl receives from Products Corporation additional compensation payable on a monthly basis equal to the amount actually paid by him in respect of interest and principal on such $2.0 million advance, which for 2005 was $135,968. Products Corporation also pays Mr. Stahl a gross up for any taxes payable by Mr. Stahl as a result of such additional compensation, which tax gross up amount was $68,999 in 2005.

During 2005, Products Corporation made payments of $0.6 million to Ms. Ellen Barkin under a written agreement pursuant to which she provides voiceover services for certain of the Company's advertisements, which payments were competitive with industry rates for similarly situated talent.

During 2005, Products Corporation paid $1.0 million to a nationally-recognized security services company, in which MacAndrews & Forbes has a controlling interest, for security officer services. Products Corporation's decision to engage such firm was based upon its expertise in the field of security services, and the rates were competitive with industry rates for similarly situated security firms.

Although not required to be disclosed pursuant to Item 404 of Regulation S-K, during 2005, Products Corporation obtained advertising, media and direct marketing services from various subsidiaries of WPP in the ordinary course of business. Ms. Robinson, a member of Revlon, Inc.'s Board of Directors, is employed by one of WPP's subsidiaries, however, she is not an executive officer of WPP and has no direct or indirect material interest in the business that the Company conducts with WPP.

CODE OF BUSINESS CONDUCT AND SENIOR FINANCIAL OFFICER CODE OF ETHICS

The Company has a written Code of Business Conduct (the ‘‘Code of Business Conduct’’) that includes a code of ethics (the ‘‘Senior Financial Officer Code of Ethics’’) that applies to the Company's Chief Executive Officer and senior financial officers (including the Company's Chief Financial Officer, Controller and persons performing similar functions) (collectively, the ‘‘Senior Financial Officers’’). In addition to printable copies of the Code of Business Conduct and the Senior Financial Officer Code of Ethics being available on the Company's website, www.revloninc.com, the Company will provide a copy of the Code of Business Conduct and Senior Financial Officer Code of Ethics, without charge, upon written request to the Secretary of the Company at Revlon, Inc., 237 Park Avenue, New York, New York, 10017, attention: Secretary. If the Company changes the Senior Financial Officer Code of Ethics in any material respect or waives any provision of the Senior Financial Officer Code of Ethics for any of its Senior Financial Officers, the Company expects to provide the public with notice of any such change or waiver by publishing an appropriate description of such event on its corporate website, www.revloninc.com, or by other appropriate means as required or permitted under applicable rules of the SEC. The Company does not currently expect to make any such waivers.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors and 10% stockholders may be required under the Exchange Act to file reports of ownership and changes in ownership with the NYSE and the SEC. The Company makes such SEC filings available on its investor relations website, www.revloninc.com, under the heading ‘‘SEC Filings.’’ Copies of these reports also must be furnished to the Company.

Based solely upon a review of copies of such reports furnished to the Company through the date hereof and written representations that no other reports were required regarding the transactions consummated by the Company's executive officers, directors and 10% holders, the Company believes that all filing requirements applicable to its executive officers, directors and 10% holders were complied with during 2005.

STOCKHOLDER-DIRECTOR COMMUNICATIONS

The Board of Directors has established a process to receive communications from stockholders and other interested parties. Any stockholder desiring to communicate with the Board or individual directors (including, without limitation, the non-management directors) regarding the Company may contact either the Board or such director by sending such communication to the attention of the Board or such director, in each case care of the Company’s Secretary, who is responsible to ensure that all such communications are promptly provided to the Board or such director. Any such communication may be sent by (i) emailing it to Robert K. Kretzman, Executive Vice President, Chief Legal Officer and Secretary, at robert.kretzman@revlon.com or (ii) mailing it to him at Revlon, Inc., 237 Park Avenue, New York, New York, 10017, attention: Secretary. Communications that consist of stockholder proposals must instead follow the procedures set forth under ‘‘General Rules Applicable to Stockholder Proposals’’ on pages 44 and 45 of this Proxy Statement and, in the case of recommendations of director candidates, ‘‘Nominating and Corporate Governance Committee,’’ on pages 12 and 13 of this Proxy Statement.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF KPMG LLP

The Audit Committee of the Board of Directors has selected, subject to ratification by the Company's stockholders, KPMG LLP to audit the consolidated financial statements of the Company for the fiscal year ending December 31, 2006.

The Sarbanes-Oxley Act of 2002 and Section 10A of the Securities Exchange Act of 1934 require that the Audit Committee of the Board of Directors be directly responsible for the appointment, compensation and oversight of the audit work of the Company's independent registered public accounting firm. Ratification by the stockholders of the selection of KPMG LLP is not required by law, the Company's By-laws or otherwise. However, the Board of Directors is submitting the selection of KPMG LLP for stockholder ratification to ascertain stockholders' views on the matter.

KPMG LLP has audited the consolidated financial statements of the Company and its predecessors for more than the past five years. Representatives of KPMG LLP are expected to be present at the 2006 Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

The Audit Committee reviews audit and non-audit services performed by KPMG LLP, as well as the fees charged by KPMG LLP for such services. In its review of non-audit service fees, the Audit Committee received and discussed with KPMG LLP their annual written report on KPMG LLP's independence from the Company and its management, as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee has discussed with KPMG LLP that firm's independence. The Audit Committee has satisfied itself that KPMG LLP's provision of audit and non-audit services to the Company is compatible with KPMG LLP's independence. Additional information concerning the Audit Committee and its activities with KPMG LLP can be found in the following sections of this Proxy Statement: ‘‘Board of Directors and its Committees’’ and ‘‘Audit Committee Report.’’ Information regarding the aggregate fees billed by KPMG LLP for services rendered to the Company for the fiscal years ended December 31, 2004 and December 31, 2005 can be found under ‘‘Audit Fees.’’

With respect to Proposal No. 2, all proxies properly executed and received by the Company, unless such proxies are revoked prior to them being voted on, will be voted in accordance with the instructions given by the person executing such proxy or, in the absence of such instructions, will be voted FOR ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006.

VOTE REQUIRED AND BOARD OF DIRECTORS' RECOMMENDATION

The ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006 will require the affirmative vote of the holders of a majority of the total number of votes of Common Stock present in person or represented by proxy and entitled to vote at the 2006 Annual Meeting, voting as a single class. In determining whether the proposal has received the requisite number of affirmative votes, abstentions will be counted and will have the same effect as a vote against Proposal No. 2. Broker non-votes are inapplicable for this ‘‘routine’’ proposal. MacAndrews & Forbes has informed the Company that it will vote FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006. Accordingly, the affirmative vote of MacAndrews & Forbes is sufficient, without the concurring vote of any other stockholder of the Company, to approve and adopt Proposal No. 2.

The Board of Directors unanimously recommends that stockholders vote FOR the ratification of the selection of KPMG LLP as the Company's independent registered public accounting firm for 2006.

AUDIT FEES

The Board of Directors of Revlon, Inc. maintains an Audit Committee in accordance with applicable SEC rules and the NYSE's listing standards. In accordance with its charter, a printable and current copy of which is available at www.revloninc.com, the Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the work of Revlon, Inc.'s independent auditors for the purpose of preparing and issuing its audit report or performing other audit, review or attest services for Revlon, Inc. The independent auditors report directly to the Audit Committee and the Audit Committee is directly responsible for, among other things, reviewing in advance, and granting any appropriate pre-approvals of, (a) all auditing services to be provided by the independent auditor and (b) all non-audit services to be provided by the independent auditor (as permitted by the Exchange Act), and in connection therewith to approve all fees and other terms of engagement, as required by the applicable rules of the Exchange Act and subject to the exemptions provided for in such rules. The Audit Committee has an Audit Committee Pre-Approval Policy for pre-approving all permissible audit and non-audit services performed by KPMG LLP. In 2004, the Audit Committee approved the Audit Committee Pre-Approval Policy for 2005, and in October 2005, the Audit Committee approved the Audit Committee Pre-Approval Policy for 2006, a copy of which is attached as Annex B hereto.

The aggregate fees billed for professional services by KPMG LLP in 2004 and 2005 for these various services were (in millions):

Types of Fees	2005	2004
Audit Fees	$4.6	$5.6
Audit-Related Fees	$0.5	$0.3
Tax Fees	$0.3	$0.5
All Other Fees	—	—
TOTAL FEES	$5.4	$6.4

In the above table, in accordance with the SEC definitions and rules, ‘‘audit fees’’ are fees the Company paid KPMG LLP for professional services rendered for the audits of (i) Revlon, Inc.’s and Products Corporation’s annual financial statements, (ii) management's assessment of the effectiveness of Revlon, Inc.’s internal control over financial reporting, (iii) the effectiveness of Revlon, Inc.’s internal control over financial reporting and (iv) the review of financial statements included in Revlon, Inc.’s and Products Corporation's Quarterly Reports on Form 10-Q, and for services that are normally provided by the auditor in connection with statutory and regulatory filings or engagements; ‘‘audit-related fees’’ are fees billed by KPMG LLP for assurance and related services that are traditionally performed by the auditor, including services performed by KPMG LLP related to employee benefit plan audits, the issuance by Products Corporation of its 9½% Senior Notes due 2011 in March and August 2005, the universal shelf registration statement filed by Revlon, Inc. with the SEC in 2005 and certain equity issuances undertaken pursuant to such shelf registration, the Revlon Exchange Transactions consummated in 2004 and attest services not required by statute or regulation; ‘‘tax fees’’ are fees for permissible tax compliance, tax advice and tax planning; and ‘‘all other fees’’ are fees billed by KPMG LLP to the Company for any permissible services not included in the first three categories.

During 2005, the Audit Committee specifically pre-approved the services performed by KPMG LLP in connection with (i) Revlon, Inc.'s and Products Corporation's 2005 audits, (ii) the issuance by Products Corporation of its 9½% Senior Notes due 2011 in March and August 2005 and (iii) the universal shelf registration statement filed by Revlon, Inc. with the SEC in 2005 and Revlon, Inc.’s $110 million rights offering undertaken pursuant to such shelf registration. During 2004, the Audit Committee specifically pre-approved the services performed by KPMG LLP in connection with (i) Revlon, Inc.’s and Products Corporation's 2004 audit and (ii) the Debt Reduction Transactions consummated in 2004. All of the other services performed by KPMG LLP for the Company during 2005 and 2004 were either expressly pre-approved by the Audit Committee or were pre-approved in accordance with the Audit Committee's Pre-Approval Policy and the Audit Committee was provided with regular updates as to the nature of such services and fees paid for such services.

GENERAL RULES APPLICABLE TO STOCKHOLDER PROPOSALS

Pursuant to Rule 14a-8 under the Exchange Act, holders of either: (1) at least $2,000 in market value of the Company's Common Stock, or (2) 1% of shares of Common Stock, if such shares of Common Stock have been held for at least one year, who continue to hold those shares of Common stock through the date of the Annual Meeting of Stockholders to be held in 2007 (the ‘‘2007 Annual Meeting’’) may submit a proposal for inclusion in the Company's proxy material for use in connection with the 2007 Annual Meeting. In order to be eligible for consideration, the holder must transmit the proposal, along with: (1) his or her name, (2) address, (3) the number of shares of Common Stock that he or she holds of record or beneficially, (4) the dates on which the shares of Common Stock were acquired, (5) documentary support for claims of beneficial ownership of Common Stock and (6) a written statement that the holder intends to continue to hold the Common Stock through the date of the 2007 Annual Meeting, in writing, by certified mail – return receipt requested, to the Secretary of the Company, at Revlon, Inc., 237 Park Avenue, New York, New York 10017, attention: Secretary. Stockholder proposals intended to be presented in the Company's proxy material for use in connection with the 2007 Annual Meeting must be received by the Secretary of the Company by no later than December 29, 2006.

With respect to matters not included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act, the Company's By-laws require advance notice. Specifically, pursuant to Article II, Section 3 of the Company's By-laws, in order for business to be properly brought before an annual meeting (other than business specified in the proxy material), notice of such business must be received by the Company not less than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the immediately preceding annual meeting, and must include, among other things, (i) information regarding the proposed business to be brought before such meeting; (ii) the identity of the stockholder proposing the business; and (iii) the class of shares of the Company which are owned beneficially or of record by such stockholder; provided, however, that in the event that the annual meeting is called for a date that is not within thirty (30) days before or after such anniversary date, notice by the stockholder, in order to be timely, must be received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such disclosure of the date of the annual meeting was made, whichever occurs first. As a result, because the 2006 Annual Meeting is within 30 days before or after the anniversary date of the 2005 Annual Meeting of Stockholders, any notice of a stockholder nomination for candidates for the Board of Directors or any other stockholder proposal (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act) must have been received by the Company between March 5, 2006 and April 4, 2006. No such proposals were received. In addition, if the Company's Annual Meeting of Stockholders for 2007 is within 30 days before or after the anniversary date of the 2006 Annual Meeting, then notice of a stockholder nomination for candidates for the Board of Directors or any other stockholder proposal must be received by the Company between March 4, 2007 and April 3, 2007.

Rule 14a-4(c)(1) promulgated under the Exchange Act (‘‘Rule 14a-4(c)(1)’’) governs the Company's use of its discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the Company's proxy statement. The rule provides that if a proponent of a proposal fails to notify the company at least 45 days prior to the first anniversary date of the date of mailing of the prior year's proxy statement (or a date specified in an advance notice provision in the company's by-laws), then the company will be permitted to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. Since the Company has an advance notice provision in its By-laws, as discussed in the preceding paragraph, the 45-day period under Rule 14a-4(c)(1) does not apply. With respect to the 2006 Annual Meeting, the Company has not been provided with notice of a stockholder proposal (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act) prior to April 4, 2006, and accordingly, the Company will be permitted to use its discretionary voting authority as outlined above. With respect to the Company's 2007 Annual Meeting of Stockholders, assuming such meeting occurs within 30 days before or after the anniversary date of the 2006 Annual Meeting, if the Company is not provided notice of a stockholder proposal (other than stockholder proposals included in the proxy statement pursuant to Rule 14a-8 under the Exchange Act) by April 3, 2007, the Company will be permitted to use its discretionary voting authority as outlined above.

Additionally, holders of shares of Common Stock desiring to have proposals submitted for consideration at future meetings of the stockholders should consult the applicable rules and regulations of the SEC, including Rule 14a-8 under the Exchange Act, with respect to such proposals, including the permissible number and length of proposals, the circumstances in which the Company is permitted to exclude proposals and other matters governed by such rules and regulations.

ADDITIONAL INFORMATION

The Company will provide shareholders with a copy of its Annual Report on Form 10-K for the fiscal year ended December 31, 2005, including financial statements and financial statement schedules, and any Quarterly Reports on Form 10-Q filed thereafter, as well as copies of the Corporate Governance Guidelines, Board Guidelines for Assessing Director Independence and the charters of the Audit Committee, Compensation Committee and Nominating Committee, without charge, upon written request to the Secretary of the Company, at Revlon, Inc., 237 Park Avenue, New York, New York, 10017, attention: Secretary. In order to ensure timely delivery of such documents prior to the 2006 Annual Meeting, any request should be sent to the Company promptly.

For your convenience, please note the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are available on the Company's website at www.revloninc.com, under the heading ‘‘SEC Filings,’’ as well as the SEC's website at www.sec.gov through the Filings and Forms (EDGAR) pages. In addition, printable copies of the Corporate Governance Guidelines, Board Guidelines for Assessing Director Independence and the current charters of the Audit Committee, Compensation Committee and Nominating Committee are available on the Company's website at www.revloninc.com, under the heading ‘‘Corporate Governance.’’ Any person wishing to receive an electronic copy of Revlon's Annual Report on Form 10-K for the fiscal year ended December 31, 2005, without charge, may send an email making such a request and including a return email address to robert.kretzman@revlon.com.

While the Board has not adopted a formal policy regarding directors' attendance at the Company's Annual Meeting, directors are invited to attend such meetings. At the Company's 2005 Annual Meeting, nine members of the Company's Board of Directors, which was composed of ten members at that time, were in attendance.

OTHER BUSINESS

Management does not intend to present any other items of business and is not aware of any matters other than those set forth in this Proxy Statement that will be presented for action at the 2006 Annual Meeting. However, if any other matters properly come before the 2006 Annual Meeting, the persons named in the enclosed proxy intend to vote the shares of Common Stock that they represent in accordance with their best judgment.

New York, New York
April 28, 2006

By Order of the Board of Directors Robert K. Kretzman Executive Vice President, Chief Legal Officer and Secretary

Annex A

REVLON, INC.
BOARD GUIDELINES FOR ASSESSING DIRECTOR INDEPENDENCE

As revised effective March 10, 2005 to reflect the amendments to Section 303A of the New York Stock Exchange Listed Company Manual that became effective on November 3, 2004 and other changes.

I.	INDEPENDENCE. Effective November 3, 2004, and subject to the transitional rules set forth in these guidelines, any member of the Board of Directors of Revlon, Inc. (the ‘‘Company’’) satisfying the following guidelines shall be considered by the Board to be ‘‘independent’’:

1.	No Material Relationship with the Company. Such Director does not have any material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company), as determined by the Board of Directors after taking into account all relevant facts and circumstances. In making such determinations, the Board will consider any relationship that does not exceed the guidelines set forth in Sections (2) to (7) to be immaterial;

2.	Employment with the Company. Such director is not, and within the last three years has not been, employed by, nor are any of his or her Immediate Family members employed, or within the last three years have been employed, as an executive officer of, the Company;

3.	Direct Compensation from the Company of Less than $100,000. The Director has not received, and none of his or her Immediate Family members have received, more than $100,000 in direct compensation from the Company during any 12-month period within the last three years. In calculating such compensation, the following will be excluded – (i) Director and committee fees and pension or other forms of deferred compensation for prior service (provided such deferred compensation is not contingent in any way on continued service), (ii) compensation paid to a Director for service as an interim Chairman, CEO or other executive officer, (iii) compensation paid to an Immediate Family member for service as an employee of the Company (other than as an executive officer), and (iv) dividend or interest income and bona fide and documented reimbursed business expenses;

4.	No Material Business Dealings. The Director is not a current employee of, nor are any Immediate Family members of the Director a current executive officer of, a company that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three fiscal years, exceeds the greater of $1 million, or 2% of such other company's consolidated gross revenues (as reported for the last completed fiscal year of such other company);

5.	No Affiliation with the Company's Auditor. The Director is not, and each member of his or her Immediate Family are not, a current partner of a firm that is the Company's internal or external auditor; the Director is not a current employee of such a firm; no Immediate Family member of the Director is a current employee of such a firm who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; and the Director and his or her Immediate Family members must not have been within the last three years a partner or employee of such a firm and who personally worked on the Company's audit within that time;

6.	No Interlocking Directorates. The Director is not, and within the last three years has not been, employed, and no Immediate Family member of the Director is, and within the last three years has not been, employed, as an executive officer of another company where either the Company's Chief Executive Officer or Chief Financial Officer or any other executive officer of the Company at the same time serves or served on such other company's compensation committee; and

A-1

7.	No Material Charitable Contribution. The Director has not been an executive officer of a tax exempt organization to which the Company has made charitable contributions exceeding the greater of (1) $1 million per year or (2) 2% of the tax exempt organization's annual consolidated gross revenues from all sources, in each case as measured during the tax exempt organization's last completed fiscal year.

For purposes of these guidelines—

1.    references to the ‘‘Company’’ in items 1 through 7 above include any parent and subsidiary entities within Revlon, Inc.'s consolidated group;

2.    references to a member of a Director's ‘‘Immediate Family’’ include his or her spouse, parents, children, siblings, mother- and father-in-law, daughters- and sons-in-law, sisters- and brothers-in-law and anyone who share such Director's home (excluding employees); provided that when applying the Look Back Guidelines discussed below, individuals who are no longer Immediate Family members as a result of legal separation or divorce, or those who have died or become incapacitated do not need to be considered; and

3.    the term ‘‘executive officer’’ means a president, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller) of the Company, any vice-president of the Company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company. Officers of the Company's parent or subsidiaries shall be deemed ‘‘executive officers’’ of the Company if they perform such policy-making functions for the Company.

II.	LOOK BACK GUIDELINES. Until November 4, 2004, a Director would not be considered independent if he or she had any of the relationships described in Section I above during the one-year period preceding the date such assessment was required to be made (that is from June 4, 2003 to June 4, 2004). On November 4, 2004 and thereafter, a Director would not be considered independent if he or she had any relationship described in Section I above during the three-year period preceding the date such assessment was required to be made. For example, if a Director received in excess of $100,000 per year in direct compensation from the Company during 2002, but not in 2003 or 2004, such Director could be considered independent until November 4, 2004. However, after November 4, 2004, direct compensation in excess of $100,000 per year received by the Director in 2002 could preclude a Director from being considered independent due to the phase in of the three-year look back period.

Last updated as of March 10, 2005

A-2

Annex B

REVLON, INC.

2006 AUDIT COMMITTEE PRE-APPROVAL POLICY

I.    Statement of Principles

The Audit Committee is required to pre-approve the audit and non-audit services performed by the Company’s independent auditor, KPMG LLP (‘‘KPMG’’ or the ‘‘independent auditor’’), in order to assure that KPMG’s provision of such services do not impair its independence. Unless a type of service to be provided by the independent auditor has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will also require specific pre-approval by the Audit Committee.

The appendices to this Policy describe the Audit, Audit-Related, Tax and All Other Services that have the general pre-approval of the Audit Committee. The term of any general pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee will annually review and pre-approve the services that may be provided by the independent auditor without obtaining specific pre-approval from the Audit Committee. The Audit Committee may revise the list of general pre-approved services from time to time, based on its subsequent determinations. The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent auditor to management.

II.    Delegation

The Audit Committee may delegate pre-approval authority to one or more of its members for services to be provided by the independent auditor other than audit and internal control services referred to in Section III below and prohibited services referred to in Section VII below. Specifically, the Chairman of the Audit Committee may approve services which are not audit or internal control services referred to in Section III below or prohibited services referred to in Section VII below if the fees as to any applicable project will not exceed $35,000, provided that the independent auditor complies with all applicable rules and processes of this Policy to document the services to the Audit Committee and to discuss such services with the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at least quarterly on the services provided by KPMG and the approximate fees paid or payable to KPMG for such services provided by KPMG during the preceding quarter, including a report on any services pre-approved during such quarter by the Chairman of the Audit Committee pursuant to this Section II.

III.    Audit Services

The terms and fees of the annual Audit Services engagement, including, without limitation, the independent auditor's services in connection with their testing and attestation on management's report on the effectiveness of the Company's internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002, will be subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and fees resulting from changes in audit scope or other matters.

In addition to the annual Audit Services engagement approved by the Audit Committee, the Audit Committee may grant pre-approval for Other Audit Services, which are those services that only the independent auditor reasonably can provide. The Audit Committee has pre-approved the Other Audit Services listed in Appendix A, provided that such services do not exceed the pre-approved fees set forth on Appendix A. All Other Audit Services not listed in Appendix A must be specifically pre-approved by the Audit Committee.

IV.    Audit-related Services

Audit-Related Services are assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements or that are traditionally performed by the independent auditor. The Audit Committee believes that the provision of Audit-Related Services does not impair the independence of the auditor, and has pre-approved the Audit-Related Services listed in Appendix B, provided that such services do not exceed the pre-approved fees set forth on Appendix B. All other Audit-Related Services not listed in Appendix B must be specifically pre-approved by the Audit Committee, except to the extent covered by the delegation authority under Section II above.

V.    Tax Services

The Audit Committee believes that the independent auditor can provide certain Tax Services to the Company, such as tax preparation and tax compliance (e.g., preparing original and amended state and federal corporate tax returns, planning for estimated tax payments and preparation of tax return extensions) and general tax planning and tax advice (including related tax research), without impairing the auditor’s independence. However, the Audit Committee will not permit the retention of the independent auditor (or any affiliate of the independent auditor) in connection with the provision of any prohibited Tax Service listed in Exhibit 1 to the Company or its affiliates, to the extent that the PCAOB or the SEC finally determines that such prohibited Tax Services would impair the independent auditor's independence. The Audit Committee has pre-approved the Tax Services listed in Appendix C, provided that such services do not exceed the pre-approved fees set forth on Appendix C. All other Tax Services for the Company not listed in Appendix C must be specifically pre-approved by the Audit Committee, except to the extent approved by the Chairman of the Audit Committee pursuant to Section II above. To the extent required by the PCAOB or the SEC, the independent auditor shall comply with any applicable final rules and requirements of the PCAOB or SEC to document the services to the Audit Committee and to discuss such services with the Audit Committee. To the extent required by the PCAOB or the SEC, as to all Tax Services for the Company, the independent auditor shall – (1) describe in writing to the Audit Committee the scope of the proposed Tax Service, the proposed fee structure for the engagement and any side letter or other amendment to the engagement letter or other agreement (whether oral or written) between the independent auditor and the Company and its affiliates relating to the proposed Tax Service; and (2) describe in writing to the Audit Committee any compensation arrangement or other agreement, such as a referral agreement, a referral fee or fee-sharing arrangement, between the independent auditor or any of its affiliates and any person (other than the Company and its affiliates) with respect to the promoting, marketing or recommending of a transaction covered by the Tax Service – and must discuss with the Audit Committee any potential effects on the independent auditor's independence that could be caused by the independent auditor's performance of the proposed Tax Service and document the substance of such discussions with the Audit Committee.

VI.    All Other Services

The Audit Committee may grant general pre-approval to those permissible non-audit services classified as All Other Services that it believes are routine and recurring services, and would not impair the independence of the auditor, provided such services are not audit or internal control services referred to in Section III above or prohibited services referred to in Section VII below. The Audit Committee has pre-approved the All Other Services listed in Appendix D, provided that such services do not exceed the pre-approved fees set forth on Appendix D. Permissible All Other Services other than those listed in Appendix D must be specifically pre-approved by the Audit Committee, except to the extent approved by the Chairman of the Audit Committee pursuant to Section II above.

VII.    Prohibited Services

The Company will not retain its independent auditors for any services that are ‘‘prohibited services’’ as defined by applicable statutes or regulations, as may be in effect from time to time, including without limitation, those services prohibited by Section 201(a) of the Sarbanes-Oxley Act of 2002 and the SEC's or the PCAOB's final rules and regulations and such other rules and regulations as may be promulgated thereunder from time to time. Attached to this policy as Exhibit 1 is a list of the SEC’s and PCAOB's prohibited non-audit services and the prohibited tax services under the rules of the PCAOB that have been submitted to the SEC for final approval.

VIII.    Pre-Approval Fee Levels

Pre-approval fee levels for all services to be provided by the independent auditor will be established annually by the Audit Committee. Any proposed services exceeding these levels will require specific pre-approval by the Audit Committee.

IX.    Procedures

Requests or applications to provide services that require specific approval by the Audit Committee may be submitted to the Audit Committee by the independent auditor and either the Chief Financial Officer, Treasurer, Controller or Chief Legal Officer.

Appendix A

Pre-Approved Other Audit Services for Fiscal Year 2006

Dated:  October 31, 2005

Service
Statutory audits or financial audits for subsidiaries of the Company
Services associated with SEC registration statements, periodic reports and other documents filed with the SEC or other documents issued in connection with securities offerings (e.g., comfort letters, consents), and assistance in responding to SEC comment letters
Consultations by the Company’s management as to the accounting or disclosure treatment of transactions or events and/or the actual or potential impact of final or proposed rules, standards or interpretations by the SEC, FASB, or other regulatory or standard setting bodies	Total Pre-Approved Annual Fees for Pre-Approved Audit Services: $50,000

Appendix B

Pre-Approved Audit-Related Services for Fiscal Year 2006

Dated: October 31, 2005

Service
1. Due diligence services pertaining to potential business acquisitions/dispositions
2. Financial statement audits of employee benefit plans
3. Agreed-upon or expanded audit procedures related to accounting and/or billing records required to respond to or comply with financial, accounting or regulatory reporting matters
4. Attest services not required by statute or regulation
5. Audit work in connection with liquidations and contract terminations; legal entity dissolution/restructuring assistance; and inventory audits
Total Pre-Approved Annual Fees for Pre-Approved Audit-Related Services: $100,000

Appendix C

Pre-Approved Tax Services for Fiscal Year 2006*

Dated: October 31, 2005

Service
1. U.S. federal, state and local tax planning and advice
2. U.S. federal, state and local tax compliance
3. International tax planning and advice
4. International tax compliance, including, without limitation, intercompany pricing studies and advance pricing agreements
5. Review of federal, state, local and international income, franchise, and other tax returns, and assistance with tax audit and appeals
Total Pre-Approved Annual Fees for Pre-Approved Tax Services: $600,000

*	The foregoing pre-approval of Tax Services identified on this Appendix C is subject in all cases to compliance with Section V of this Pre-Approval Policy, including without limitation, compliance with any final SEC or PCAOB rules to document the services to the Audit Committee and to discuss such services with the Audit Committee.

Appendix D

Pre-Approved All Other Services for Fiscal Year 2006

Dated: October 31, 2005

Service
All other services (other than audit, internal control and prohibited services) approved by the Chairman of the Audit Committee pursuant to Section II of this policy, provided that the independent auditor complies with all applicable rules and processes of this Policy to document the services to the Audit Committee and to discuss such services with the Audit Committee.	Total Pre-Approved Annual Fees for Pre-Approved All Other Services: $35,000 per project

Exhibit 1

Prohibited Non-Audit Services

•	Bookkeeping or other services related to the accounting records or financial statements of the audit client*

•	Financial information systems design and implementation*

•	Appraisal or valuation services, fairness opinions or contribution-in-kind reports*

•	Actuarial services*

•	Internal audit outsourcing services*

•	Management functions

•	Human resources

•	Broker-dealer, investment adviser or investment banking services

•	Legal services

•	Expert services unrelated to the audit

Each of these prohibited services is subject to applicable exceptions under the SEC’s rules.

PROHIBITED TAX SERVICES

As of July 26, 2005, the PCAOB has determined, subject to the SEC's approval, the following services to be ‘‘Prohibited Tax Services’’ for the independent auditor (including any affiliate of the independent auditor, as defined in PCAOB Rule 3501(a)(i)):

•	any service or product by the independent auditor or any of its affiliates for the Company and its affiliates for a contingent fee or a commission, including any fee established for the sale of a product or the performance of any service pursuant to an arrangement in which no fee would be payable unless a specified finding or result is attained or the amount of the fee is otherwise dependent on the finding or result of such product or service, taking into account any rights to reimbursements, refunds or other repayments that could modify the amount received in a manner that make it contingent on a finding or result (excluding fees where the amount is fixed by courts or other public authorities and is not dependent on a finding or result), or the independent auditor or any of its affiliates receives, directly or indirectly, a contingent fee or commission;

•	non-audit services by the independent auditor or any of its affiliates for the Company and its affiliates related to marketing, planning or opining in favor of the tax treatment of a ‘‘confidential transaction’’ as defined under PCAOB Rule 3501(c)(i) or an ‘‘aggressive tax position transaction’’ (including, without limitation, any transaction that is a ‘‘listed transaction’’ under applicable U.S. Treasury regulations) that was (i) initially recommended, directly or indirectly, by the independent auditor or another tax advisor with which the independent auditor has a formal agreement or other arrangement related to the promotion of such transactions, and (ii) a significant purpose of which is tax avoidance, unless the proposed tax treatment is at least more likely than not to be allowable under applicable tax laws; and

*	Unless it is reasonable to conclude that the results of these services will not be subject to audit procedures during an audit of the audit client’s financial statements.

•	tax services by the independent auditor or any of its affiliates for persons that serve in a financial reporting oversight role at the Company or its affiliates, including any employee who is in a position to, or does, exercise influence over the contents of the Company's financial statements or any employee who prepares the financial statements, including, without limitation, the Company's chief executive officer, president, chief financial officer, chief operating officer, general counsel, chief accounting officer, controller, director of internal audit, director of financial reporting, treasurer or any equivalent position, including for any immediate family member of such employees (being such employee's spouse, spousal equivalent and dependents), but excluding tax services for (i) any person that serve in a financial reporting oversight role for the Company or its affiliates solely because such person serves as a member of the Board of Directors, the Audit Committee, any other Board committee or similar management or governing body of the Company or its affiliates (in each case who do not otherwise occupy an employment position in a financial oversight role), (ii) any person serving in a financial reporting oversight role at the Company or its affiliates only because of such person’s relationship to an affiliate of the Company if such affiliate’s financial statements (1) are not material to the Company's consolidated financial statements or (2) are audited by an auditor other than the Company's independent auditor or its associated persons and (iii) employees who were not in a financial reporting oversight role for the Company or its affiliates before a hiring, promotion or other change in employment event and the tax services were provided by the independent auditor or any of its affiliates to such person pursuant to an engagement in process before the hiring, promotion or other change in employment event, provided that such tax services are completed on or before 180 days after the hiring or promotion event.

The Prohibited Tax Service provisions in this Pre-Approval Policy will take effect as, when and to the extent that the SEC issues its final approval of the PCAOB's rules, subject to the PCAOB's transitional rules.

                                                  ANNUAL MEETING OF STOCKHOLDERS OF

                                                            REVLON, INC.

                                                            JUNE 2, 2006

                                                        CLASS A COMMON STOCK

                                                     Please date, sign and mail
                                                       your proxy card in the
                                                      envelope provided as soon
                                                            as possible.

                               Please detach along perforated line and mail in the envelope provided.

------------------------------------------------------------------------------------------------------------------------------------
                   THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             FOR   AGAINST  ABSTAIN
1.   ELECTION OF DIRECTORS                                      2.   Proposal to ratify the selection of     [ ]     [ ]      [ ]
                                                                     KPMG LLP as the Company's independent
                                                                     registered public accounting firm for
                               NOMINEES:                             2006.

[ ] FOR ALL NOMINEES           [ ] Ronald O. Perelman           3.   In their discretion, upon such other business as may properly
                               [ ] Alan S. Bernikow                  come before the Annual Meeting or any postponement or
[ ] WITHHOLD AUTHORITY         [ ] Paul J. Bohan                     adjournment thereof.
    TO VOTE FOR ALL            [ ] Donald G. Drapkin
    NOMINEES                   [ ] Meyer Feldberg               THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS
                               [ ] Howard Gittis                PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS
[ ] FOR ALL EXCEPT             [ ] Edward J. Landau             PROXY WILL BE VOTED FOR THE TWELVE NOMINEES FOR ELECTION AND FOR
    (See instructions below)   [ ] Debra L. Lee                 PROPOSAL 2.
                               [ ] Linda Gosden Robinson
                               [ ] Kathi P. Seifert             STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY
                               [ ] Jack L. Stahl                PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF
                               [ ] Kenneth L. Wolfe             MAILED WITHIN THE UNITED STATES.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in
             the circle next to each nominee you wish to
             withhold, as shown here: [X]
-------------------------------------------------------------

                                                                MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]

-------------------------------------------------------------
To change the address on your account, please check the   [ ]
box at right and indicate your new address in the
address space above. Please note that changes to the
registered name(s) on the account may not be submitted
via this method.
-------------------------------------------------------------

Signature of Stockholder                           Date:            Signature of Stockholder                           Date:
                         -----------------------         -------                             ----------------------          ------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              CLASS A COMMON STOCK
--------------------------------------------------------------------------------

                                  REVLON, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2006

     The undersigned hereby appoints Robert K. Kretzman and Michael T. Sheehan, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the undersigned at the close of business on April 5, 2006, at the Annual
Meeting of Stockholders to be held on June 2, 2006 or any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                                           14475

                                                  ANNUAL MEETING OF STOCKHOLDERS OF

                                                            REVLON, INC.

                                                            JUNE 2, 2006

                                                        CLASS B COMMON STOCK

                                                     Please date, sign and mail
                                                       your proxy card in the
                                                    envelope provided as soon as
                                                              possible.

                               Please detach along perforated line and mail in the envelope provided.

------------------------------------------------------------------------------------------------------------------------------------
                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             FOR   AGAINST   ABSTAIN
1.   ELECTION OF DIRECTORS                                      2.   Proposal to ratify the selection of     [ ]      [ ]      [ ]
                                                                     KPMG LLP as the Company's independent
                               NOMINEES:                             registered public accounting firm
[ ] FOR ALL NOMINEES           [ ] Ronald O. Perelman                for 2006.
                               [ ] Alan S. Bernikow
[ ] WITHHOLD AUTHORITY         [ ] Paul J. Bohan                3.   In their discretion, upon such other business as may properly
    TO VOTE FOR ALL            [ ] Donald G. Drapkin                 come before the Annual Meeting or any postponement or
    NOMINEES                   [ ] Meyer Feldberg                    adjournment thereof.
                               [ ] Howard Gittis
[ ] FOR ALL EXCEPT             [ ] Edward J. Landau             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.
    (See instructions below)   [ ] Debra L. Lee                 THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION,
                               [ ] Linda Gosden Robinson        THIS PROXY WILL BE VOTED FOR THE TWELVE NOMINEES FOR ELECTION AND
                               [ ] Kathi P. Seifert             FOR PROPOSAL 2.
                               [ ] Jack L. Stahl
                               [ ] Kenneth L. Wolfe             STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS PROXY
                                                                PROMPTLY IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF
                                                                MAILED WITHIN THE UNITED STATES.

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in
             the circle next to each nominee you wish to
             withhold, as shown here: [X]
-------------------------------------------------------------

                                                                MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]

-------------------------------------------------------------
To change the address on your account, please check the   [ ]
box at right and indicate your new address in the
address space above. Please note that changes to the
registered name(s) on the account may not be submitted
via this method.
-------------------------------------------------------------

Signature of Stockholder                           Date:            Signature of Stockholder                           Date:
                         -----------------------         -------                             ----------------------          ------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
                              CLASS B COMMON STOCK
--------------------------------------------------------------------------------

                                  REVLON, INC.

              PROXY FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2006

     The undersigned hereby appoints Robert K. Kretzman and Michael T. Sheehan, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class B Common Stock of Revlon, Inc. held of record by the undersigned at the close of business on April 5, 2006, at the Annual
Meeting of Stockholders to be held on June 2, 2006 or any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                                           14475

                                                  ANNUAL MEETING OF STOCKHOLDERS OF

                                                            REVLON, INC.

                                                            JUNE 2, 2006

                                              REVLON EMPLOYEES' SAVINGS, INVESTMENT AND
                                                  PROFIT SHARING PLAN PARTICIPANTS

                                             Please date, sign and mail your proxy card
                                            in the envelope provided as soon as possible.
                                                To have the plan trustee follow your
                                                voting instructions, this proxy card
                                                         must be returned by
                                                            May 26, 2006.

                               Please detach along perforated line and mail in the envelope provided.

------------------------------------------------------------------------------------------------------------------------------------
                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSAL 2.
    PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [x]
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                             FOR   AGAINST   ABSTAIN
1.   ELECTION OF DIRECTORS                                      2.   Proposal to ratify the selection of     [ ]     [ ]       [ ]
                                                                     KPMG LLP as the Company's independent
                               NOMINEES:                             registered public accounting firm for
                                                                     2006.
[ ] FOR ALL NOMINEES           [ ] Ronald O. Perelman
                               [ ] Alan S. Bernikow             3.   In their discretion, upon such other business as may properly
[ ] WITHHOLD AUTHORITY         [ ] Paul J. Bohan                     come before the Annual Meeting or any postponement or
    TO VOTE FOR ALL            [ ] Donald G. Drapkin                 adjournment thereof.
    NOMINEES                   [ ] Meyer Feldberg
                               [ ] Howard Gittis                THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS
[ ] FOR ALL EXCEPT             [ ] Edward J. Landau             PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS
    (See instructions below)   [ ] Debra L. Lee                 PROXY WILL BE VOTED FOR THE TWELVE NOMINEES FOR ELECTION AND FOR
                               [ ] Linda Gosden Robinson        PROPOSAL 2.
                               [ ] Kathi P. Seifert
                               [ ] Jack L. Stahl                STOCKHOLDERS ARE URGED TO DATE, MARK, SIGN AND RETURN THIS
                               [ ] Kenneth L. Wolfe             PROXY BY MAY 26, 2006 IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO
                                                                POSTAGE IF MAILED WITHIN THE UNITED STATES.
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in
             the circle next to each nominee you wish to
             withhold, as shown here: [X]
-------------------------------------------------------------

-------------------------------------------------------------
To change the address on your account, please check the   [ ]
box at right and indicate your new address in the
address space above. Please note that changes to the
registered name(s) on the account may not be submitted
via this method.
-------------------------------------------------------------

Signature of Stockholder                           Date:            Signature of Stockholder                           Date:
                         -----------------------         -------                             ----------------------          ------

NOTE: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

--------------------------------------------------------------------------------
          REVLON EMPLOYEES' SAVINGS, INVESTMENT AND PROFIT SHARING PLAN
--------------------------------------------------------------------------------

                                  REVLON, INC.

           PROXY CARD FOR ANNUAL MEETING OF STOCKHOLDERS JUNE 2, 2006
                    FOR REVLON EMPLOYEES' SAVINGS, INVESTMENT
                AND PROFIT SHARING PLAN (THE "PLAN") PARTICIPANTS

     The undersigned hereby appoints Robert K. Kretzman and Michael T. Sheehan, as proxies, each with the full power to appoint his substitute, and hereby authorizes each of them to represent and vote, as designated on the reverse side of this card, all shares of Class A Common Stock of Revlon, Inc. held of record by the Plan for the account of the undersigned at the close of business on April
5, 2006, at the Annual Meeting of Stockholders to be held on June 2, 2006 or any postponement or adjournment thereof.

                         (TO BE SIGNED ON REVERSE SIDE)

                                                                           14475